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Exhibit 99.1

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

September 30, 2008

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

September 30, 2008

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)

	At September 30, 2008	At December 31, 2007
ASSETS
General investment portfolio, available for sale:
Bonds at fair value (amortized cost of $5,353,766 and $4,857,295)	$5,207,690	$5,019,961
Equity securities at fair value (cost of $1,364 and $40,020)	815	39,869
Short-term investments (cost of $599,357 and $88,972)	597,988	90,075
Variable interest entities segment investment portfolio, available for sale:
Bonds at fair value (amortized cost of $1,129,651 and $1,119,359)	1,084,158	1,139,568
Guaranteed investments contracts from GIC Affiliates at fair value (amortized cost of $585,573 and $621,054)	614,834	639,950
Short-term investments (at cost which approximates fair value)	7,220	8,618
Assets acquired in refinancing transactions (includes $168,831 and $22,433 at fair value)	184,684	229,264

Total investment portfolio	7,697,389	7,167,305
Cash	26,953	21,770
Deferred acquisition costs	308,571	347,870
Prepaid reinsurance premiums	1,040,931	1,119,565
Reinsurance recoverable on unpaid losses	229,585	76,478
Deferred tax asset	389,360	—
Other assets (includes $898,922 and $758,740 at fair value) (See Note 12)	1,865,403	1,456,620

TOTAL ASSETS	$11,558,192	$10,189,608

LIABILITIES, MINORITY INTEREST AND SHAREHOLDER'S EQUITY
Deferred premium revenue	$3,158,663	$2,879,378
Losses and loss adjustment expenses	1,462,712	274,556
Variable interest entities segment debt (includes $853,047 at fair value at September 30, 2008)	1,621,154	2,584,800
Deferred tax liability	—	110,156
Notes payable to affiliate	179,712	210,143
Other liabilities and minority interest (includes $1,191,490 and $702,737 at fair value) (See Note 12)	2,420,342	1,168,274

TOTAL LIABILITIES AND MINORITY INTEREST	8,842,583	7,227,307

COMMITMENTS AND CONTINGENCIES
Preferred stock (5,000.1 shares authorized; 0 shared issued and outstanding; par value of $1,000 per share)
Common stock (330 and 344 shares authorized; issued and outstanding; par value of $45,455 and $43,605 per share)	15,000	15,000
Additional paid-in capital	1,409,692	679,692
Accumulated other comprehensive income, net of deferred income tax provision of $(57,642) and $58,530	(106,574)	108,669
Accumulated earnings	1,397,491	2,158,940

TOTAL SHAREHOLDER'S EQUITY	2,715,609	2,962,301

TOTAL LIABILITIES, MINORITY INTEREST AND SHAREHOLDER'S EQUITY	$11,558,192	$10,189,608

The accompany Notes are an integral part of the Consolidated Financial Statements (unaudited).

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2008	2007
REVENUES
Net premiums written	$672,923	$328,675

Net premiums earned	$314,823	$264,274
Net investment income from general investment portfolio	197,246	174,681
Net realized gains (losses) from general investment portfolio	(1,795)	(3,128)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	98,764	72,400
Net unrealized gains (losses)	(467,905)	(352,511)

Net change in fair value of credit derivatives	(369,141)	(280,111)
Net interest income from variable interest entities segment	58,116	102,119
Net realized and unrealized gains (losses) on derivative instruments	16,889	(11,884)
Net unrealized gains (losses) on financial instruments at fair value	1,029,492	—
Income from assets acquired in refinancing transactions	9,067	16,498
Other income	21,889	14,221

TOTAL REVENUES	1,276,586	276,670

EXPENSES
Losses and loss adjustment expenses	1,444,088	19,128
Interest expense	9,391	16,101
Amortization of deferred acquisition costs	51,435	47,589
Foreign exchange (gains) losses from variable interest entities segment	1,134	32,733
Interest expense from variable interest entities segment	100,782	107,366
Other operating expenses	51,881	77,601

TOTAL EXPENSES	1,658,711	300,518

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(382,125)	(23,848)
Provision (benefit) for income taxes	(532,596)	(32,378)

NET INCOME (LOSS) BEFORE MINORITY INTEREST	150,471	8,530
Less: Minority interest	930,196	(52,711)

NET INCOME (LOSS)	(779,725)	61,241
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Unrealized gains (losses) on available-for-sale securities arising during the period, net of deferred income tax provision (benefit) of $(114,228) and $(10,554)	(211,633)	(19,600)
Less: reclassification adjustment for gains (losses) included in net income, net of deferred income tax provision (benefit) of $1,944 and $2,231	3,610	4,143

Other comprehensive income (loss)	(215,243)	(23,743)

COMPREHENSIVE INCOME (LOSS)	$(994,968)	$37,498

The accompanying Notes are an integral part of the Consolidated Financial Statements (unaudited).

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Premiums received, net	$583,044	$303,624
Credit derivative fees received, net	73,927	67,911
Other operating expenses paid, net	(181,141)	(138,324)
Losses and loss adjustment expenses paid, net	(436,460)	(3,494)
Net investment income received from general investment portfolio	190,579	171,956
Federal income taxes paid	(8,363)	(81,349)
Interest paid	(9,470)	(16,017)
Interest paid on variable interest entities segment	(5,395)	(6,297)
Net investment income received from variable interest entities segment	22,005	29,494
Net derivative payments in variable interest entities segment	(8,365)	(23,906)
Income received from assets acquired in refinancing transactions	9,843	14,679
Other	39,252	4,343

Net cash provided by (used for) operating activities	269,456	322,620

Cash flows from investing activities:
Proceeds from sales of bonds in general investment portfolio	3,610,359	2,621,282
Proceeds from maturities of bonds in general investment portfolio	486,689	138,073
Purchases of bonds in general investment portfolio	(4,570,733)	(2,941,826)
Net (increase) decrease in short-term investments in general investment portfolio	(503,003)	(20,927)
Proceeds from maturities of bonds in variable interest entities segment	45,500	179,400
Net (increase) decrease in short-term investments in variable interest entities segment	1,398	17,289
Paydowns of assets acquired in refinancing transactions	29,326	73,468
Proceeds from sales of assets acquired in refinancing transactions	4,932	4,339
Purchases of property, plant and equipment	(2,019)	(1,072)
Other investments	(847)	11,860

Net cash provided by (used for) investing activities	(898,398)	81,886

Cash flows from financing activities:
Capital contribution	500,000	—
Surplus Notes	300,000	—
Dividend Paid	(10,000)	—
Repayment of notes payable to affiliate	(30,431)	(74,815)
Repayment of variable interest entities segment debt	(49,340)	(190,900)
Repurchase of shares	(70,000)	(125,000)
Other	(3,408)	(764)

Net cash provided by (used for) financing activities	636,821	(391,479)

Effect of changes in foreign exchange rates on cash balances	(2,696)	785

Net increase (decrease) in cash	5,183	13,812
Cash at beginning of period	21,770	29,660

Cash at end of period	$26,953	$43,472

The accompanying Notes are an integral part of the Consolidated Financial Statements (unaudited).

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1.    ORGANIZATION AND OWNERSHIP

        Financial Security Assurance Inc. ("FSA" or together with its consolidated entities, the "Company"), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the "Parent"), is an insurance company domiciled in the State of New York. The Company engages in providing financial guaranty insurance on public finance obligations in domestic and international markets including Europe, the Asia Pacific region and elsewhere in the Americas. The Company operates in two business segments: a financial guaranty segment and a variable interest entities ("VIE") segment. Prior to August 2008, the Company provided financial guaranty insurance on both public finance and asset-backed obligations. On August 6, 2008, the Company announced that it would cease providing financial guaranty insurance on asset-backed obligations and instead participate exclusively in the global public finance financial guaranty business.

        Within the financial guaranty segment, the Company insures guaranteed investment contracts ("GICs") issued by FSA Capital Management Services LLC ("FSACM"), FSA Capital Markets Services (Caymans) Ltd. and, prior to April 2003, FSA Capital Markets Services LLC (collectively, the "GIC Affiliates"), affiliates of the Company.

Ownership

        The Parent is a direct subsidiary of Dexia Holdings, Inc. ("Dexia Holdings"), which, in turn, is owned 90% by Dexia Crédit Local S.A. ("Dexia Crédit Local") and 10% by Dexia S.A. ("Dexia"). Dexia is a Belgian corporation whose shares are traded on the NYSE Euronext Brussels and NYSE Euronext Paris markets, as well as on the Luxembourg Stock Exchange. Dexia Crédit Local is a wholly owned subsidiary of Dexia. At September 30, 2008, Dexia Holdings owned over 99% of outstanding shares of the Parent.

        On September 30, 2008, Dexia announced that it was receiving a €6.4 billion (approximately $8.8 billion) investment from the governments of Belgium, France, and Luxembourg, as well as existing shareholders, which was followed by changes in Dexia senior management.

        On November 14, 2008, Dexia announced that Dexia and Assured Guaranty Ltd. ("Assured Guaranty") have entered into a purchase agreement for Assured Guaranty to acquire all of Dexia's shares of the Parent (the "Acquisition"), subject to the satisfaction of specified closing conditions, including receipt of regulatory and Assured Guaranty shareholder approvals and confirmation from S&P, Moody's and Fitch that the acquisition of the Parent would not have a negative impact on the financial strength ratings of Assured's insurance company subsidiaries or the Company. The Company cannot estimate whether or when such closing conditions will be satisfied, whether the Acquisition will be completed and, if completed, whether it will be structured as currently contemplated, or what the effects of such a change in control will be on the Company and its results of operations. If the Acquisition is not carried out, Dexia may explore other options with respect to the Parent, including selling the Parent or some of its operations to a third party, which may have a material effect on the Company.

Financial Guaranty

        The financial strength of FSA and its subsidiaries have historically been rated "Triple-A" by the major securities rating agencies and obligations insured by them have historically been generally

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

1.    ORGANIZATION AND OWNERSHIP (Continued)

awarded "Triple-A" ratings by reason of such insurance. During the third quarter of 2008, the rating agencies took various ratings actions regarding the Company:

  •
  On July 21, 2008, Moody's Investors Service Inc. ("Moody's") placed the Triple-A rating of FSA and its subsidiaries on "review for downgrade." In announcing the review for possible downgrade, Moody's stated that it had re-estimated expected and stress loss projections on FSA's aggregate insured portfolio.

  •
  On October 8, 2008, Standard & Poor's Ratings Services ("S&P") placed FSA and its subsidiaries' Triple-A ratings on "negative credit watch." On November 6, 2008, S&P reported that FSA surpassed its Triple-A minimum capital requirement with a margin of safety of 1.3 - 1.4x, taking into consideration S&P's updated loss projections for the Company's residential mortgage-backed securities ("RMBS") portfolio.

  •
  On October 9, 2008, Fitch Ratings ("Fitch") also placed FSA and its subsidiaries' Triple-A ratings on "negative credit watch."

        The ratings agencies stated that their actions regarding the Company were based in part upon rating agency concerns regarding the prospects for new business originations by financial guarantors, as well as uncertainty about future support for the Company under Dexia's new ownership and management, rather than the fundamental credit strength of the insurance company.

        In the third quarter, to address liquidity requirements of the Parent's financial products business, Dexia provided Parent a $5 billion committed, unsecured, standby line of credit (the $5 Billion Line of Credit"). As of November 14, 2008, Parent had drawn $550 million on the $5 Billion Line of Credit. FSA guarantees the repayment of borrowings under the $5 Billion Line of Credit. In addition, on November 13, 2008, the Parent entered into two new agreements with Dexia and its affiliates in support of its GIC operations, which provide additional protection through a $3.5 billion collateral swap facility and a $500 million capital facility to cover economic losses beyond the $316.5 million of pre-tax loss estimated at the end of June 2008.

        The impact of recent developments on the Company, including the ratings agency announcements and the Company's August 2008 decision to cease providing financial guaranty insurance on asset-backed obligations, as well as the impact of recent developments on the financial guaranty insurance industry as a whole, remains uncertain, and could include a long term decrease in demand in the global economy for financial guaranty insurance, as well as increases in the requirements for conducting, or restrictions on the types of business conducted by, financial guaranty insurers.

        Financial guaranty insurance written by the Company typically guarantees scheduled payments on financial obligations. Upon a payment default on an insured obligation, FSA is generally required to pay the principal, interest or other amounts due in accordance with the obligation's original payment schedule or may, at its option, pay such amounts on an accelerated basis. FSA's underwriting policy is to insure obligations that would otherwise be investment grade without the benefit of FSA's insurance.

        Public finance obligations insured by the Company consist primarily of general obligation bonds supported by the issuers' taxing powers, tax-supported bonds and revenue bonds and other obligations of states, their political subdivisions and other municipal issuers supported by the issuers' or obligors' covenant to impose and collect fees and charges for public services or specific projects. Public finance obligations include obligations backed by the cash flow from leases or other revenues from projects

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

1.    ORGANIZATION AND OWNERSHIP (Continued)

serving substantial public purposes, including government office buildings, toll roads, health care facilities and utilities.

        Asset-backed obligations insured by the Company were generally issued in structured transactions and are backed by pools of assets such as residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. The Company insured synthetic asset-backed obligations that generally took the form of credit default swap ("CDS") obligations or credit-linked notes that reference asset-backed securities ("ABS") or pools of securities or other obligations, with a defined deductible to cover credit risks associated with the referenced securities or loans.

        The Company has refinanced certain poorly performing transactions by employing refinancing vehicles to raise funds, prepay the claim obligations and take control of the assets. These refinancing vehicles are consolidated with the Company and considered part of the financial guaranty segment. Management believes that the assets held by the refinancing vehicles are beyond the reach of the Company and its creditors, even in bankruptcy or other receivership.

Variable Interest Entities

        The Company consolidated the results of certain VIEs, which include FSA Global Funding Limited ("FSA Global") and Premier International Funding Co. ("Premier"). The Company does not own an equity interest in the VIEs.

        FSA Global is a special purpose funding vehicle partially owned by a subsidiary of the Parent. FSA Global issues FSA-insured medium term notes and generally invests the proceeds from the sale of its notes in FSA-insured GICs or other FSA-insured obligations with a view to realizing the yield difference between the notes issued and the obligations purchased with the note proceeds. Premier is principally engaged in debt defeasance for finance lease transactions.

        The Company's management believes that the assets held by FSA Global, Premier and the refinancing vehicles, including those that are eliminated in consolidation, are beyond the reach of the Company and its creditors, even in bankruptcy or other receivership. Substantially all the assets of FSA Global are pledged to secure the repayment, on a pro rata basis, of FSA Global's notes and its other obligations.

2.    BASIS OF PRESENTATION

        The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for a fair statement of the financial position, results of operations and cash flows as of and for the period ended September 30, 2008 and for all periods presented. These Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included as an exhibit to the Parent's Annual Report on Form 10-K for the year ended December 31, 2007. The accompanying Consolidated Financial Statements have not been audited by an independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (United States). The December 31, 2007 consolidated balance sheet was derived from audited financial statements, but

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

2.    BASIS OF PRESENTATION (Continued)

does not include all disclosures required by GAAP. The results of operations for the periods ended September 30, 2008 and 2007 are not necessarily indicative of the operating results for the full year. Certain prior-year balances have been reclassified to conform to the 2008 presentation.

        The preparation of financial statements in conformity with GAAP requires management to make extensive estimates and assumptions that affect the reported amounts of assets and liabilities in the Company's consolidated balance sheets at September 30, 2008 and December 31, 2007, the reported amounts of revenues and expenses in the consolidated statements of operations and comprehensive income during the nine months ended September 30, 2008 and 2007 and disclosure of contingent assets and liabilities. Such estimates and assumptions include, but are not limited to, losses and loss adjustment expenses, fair value of financial instruments, other-than-temporary impairment, the deferral and amortization of policy acquisition costs and taxes. Actual results may differ from those estimates.

3.    FAIR VALUE MEASUREMENT

        The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements" ("SFAS 157"), effective January 1, 2008. SFAS 157 addresses how companies should measure fair value when required to use fair value measures under GAAP. SFAS 157:

  •
  defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, and establishes a framework for measuring fair value;

  •
  establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date;

  •
  nullifies the guidance in Emerging Issues Task Force Issue No. 02-03, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities" ("EITF 02-03"), which required the deferral of profit at inception of a transaction involving a derivative financial instrument in the absence of observable data supporting the valuation technique;

  •
  requires consideration of a company's creditworthiness when valuing liabilities; and

  •
  expands disclosure requirements about instruments measured at fair value.

        In February 2007 the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 provides an option to elect fair value as an alternative measurement for selected financial assets and financial liabilities not previously recorded at fair value. The Company adopted SFAS 159 on January 1, 2008 and elected fair value accounting for certain VIE segment debt and certain assets acquired in refinancing FSA-insured transactions not previously carried at fair value. See Note 4.

        The Company applied its valuation methodologies for its assets and liabilities measured at fair value to all of the assets and liabilities carried at fair value effective January 1, 2008, whether those instruments are carried at fair value as a result of the adoption of SFAS 159 or in compliance with other authoritative accounting guidance. The Company has fair value committees to review and approve valuations and assumptions used in its models. These committees meet quarterly prior to issuing quarterly financial statements.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

        Fair value is based upon pricing received from dealer quotes or alternative pricing sources with reasonable levels of price transparency, internally developed estimates that employ credit-spread algorithms or models that use market-based or independently sourced market data inputs, including yield curves, interest rates, volatilities, debt prices, foreign exchange rates and credit curves. In addition to market information, models also incorporate instrument- specific data, such as maturity date.

        Considerable judgment is necessary to interpret the data to develop the estimates of fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair-value amounts.

        The transition adjustment in connection with the adoption of SFAS 157 was an increase of $26.6 million after-tax to beginning retained earnings, which relates to day one gains that had been deferred under EITF 02-03.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

        The following table summarizes the components of the fair-value adjustments included in the consolidated statements of operations and comprehensive income:

	Nine Months Ended September 30,
	2008	2007
	(in thousands)
REVENUES:
Net change in fair value of credit derivatives (See Note 10)	$(369,141)	$(280,111)

Net interest income from variable interest entities segment:
Fair-value adjustments on VIE segment investment portfolio	$3,245	$—
Fair-value adjustments on VIE segment derivatives	(4,956)	—

Net interest income from variable interest entities segment	$(1,711)	$—

Net realized and unrealized gains (losses) on derivative instruments:
VIE segment derivatives(1) (See Note 11)	$16,798	$(12,151)
Other financial guaranty segment derivatives	91	267

Net realized and unrealized gains (losses) on derivative instruments	$16,889	$(11,884)

Net unrealized gains (losses) on financial instruments at fair value
Financial guaranty segment:
Assets acquired in refinancing transactions	$(7,296)	$—
Committed preferred trust put options	78,000	—

Net unrealized gains (losses) on financial instruments at fair value in the financial guaranty segment	70,704	—

VIE segment:
Fixed-rate VIE segment debt:
Fair-value adjustments other than the Company's own credit risk	28,491	—
Fair-value adjustments attributable to the Company's own credit risk	930,297	—

Net unrealized gains (losses) on financial instruments at fair value in the VIE segment	958,788	—

Net unrealized gains (losses) on financial instruments at fair value	$1,029,492	$—

EXPENSES:
Other income(2)	$(7,501)	—
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
General Investment Portfolio (See Note 5)	$(202,538)	$(22,874)
Assets acquired in refinancing transactions	(2,320)	(869)
VIE Investment Portfolio	(10,385)	—

Total other comprehensive income (loss), net of taxes	$(215,243)	$(23,743)

(1)
Represents derivatives not in designated fair-value hedging relationships.

(2)
Represents fair value adjustments for assets acquired in refinancing transaction portfolio.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

Valuation Hierarchy

        SFAS 157 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

  •
  Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

  •
  Level 2—inputs to the valuation methodology include quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

  •
  Level 3—inputs to the valuation methodology are unobservable and significant drivers of the fair value measurement.

        A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Inputs to Valuation Techniques

        Inputs refer broadly to the assumptions that market participants use in pricing assets or liabilities, including assumptions about risk. Inputs may be observable or unobservable.

  •
  Observable inputs are inputs that reflect assumptions market participants would use in pricing the asset or liability, developed based on market data obtained from independent sources.

  •
  Unobservable inputs are inputs that reflect the assumptions management makes about the assumptions market participants would use in pricing the asset or liability, developed based on the best information available in the circumstances.

Valuation Techniques

        Valuation techniques used for assets and liabilities accounted for at fair value are generally categorized into three types:

  •
  The market approach uses prices and other relevant information from market transactions involving identical or comparable assets or liabilities. Valuation techniques consistent with the market approach often use market multiples derived from a set of comparables or matrix pricing. Market multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both quantitative and qualitative factors specific to the measurement. Matrix pricing is a mathematical technique used principally to value certain securities without relying exclusively on quoted prices for the specific securities but comparing the securities to benchmark or comparable securities.

  •
  The income approach converts future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. Income approach techniques rely on current market expectations of future amounts. Examples of income approach valuation techniques include

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

    present value techniques, option- pricing models that incorporate present value techniques, and the multi-period excess earnings method.

  •
  The cost approach is based upon the amount that currently would be required to replace the service capacity of an asset, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility.

        The Company uses valuation techniques that it concludes are appropriate in the specific circumstances and for which sufficient data are available. In selecting the valuation technique to apply, management considers the definition of an exit price and considers the nature of the asset or liability being valued.

Financial Instruments Carried at Fair Value

        The following is a description of the valuation methodologies the Company uses for financial instruments measured at fair value, including the general classification of such instruments within the valuation hierarchy.

General Investment Portfolio

        The fair value of bonds in the portfolio of investments supporting the financial guaranty segment (excluding assets acquired in refinancing transactions) (the "General Investment Portfolio") is generally based on quoted market prices received from dealer quotes or alternative pricing sources with reasonable levels of price transparency. Such quotes generally consider a variety of factors, including recent trades of the same and similar securities. If quoted market prices are not available, the valuation is based on pricing models that use dealer price quotations, price activity for traded securities with similar attributes and other relevant market factors as inputs, including security type, rating, vintage, tenor and its position in the capital structure of the issuer. Assets in this category are primarily categorized as Level 2.

        As of September 30, 2008, the Company's equity securities were comprised of common stock of Dexia. The fair value of the common stock is based upon quoted prices and is categorized as Level 1.

        For short-term investments in the General Investment Portfolio, which are those investments with a maturity of less than one year at time of purchase, the carrying amount approximates fair value. These short-term investments include money-market funds and other highly liquid short-term investments, which are categorized as Level 1 on the valuation hierarchy, and foreign government and agency securities, which are categorized as Level 2.

VIE Segment Investment Portfolio

        The "VIE Segment Investment Portfolio" is comprised of investments supporting the VIE liabilities, which are primarily designated as available-for-sale, but in some cases are classified as held-to-maturity. The fair value of bonds in the VIE Segment Investment Portfolio is generally based on quoted market prices received from dealer quotes or alternative pricing sources with reasonable levels of price transparency. Such quotes generally consider a variety of factors, including recent trades of the same and similar securities. For assets not valued by quoted market prices received from dealer

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

quotes or alternative pricing sources, fair value is based on either internally developed models using market-based inputs or based on broker quotes for identical or similar assets. Valuation results, particularly those derived from valuation models and quotes on certain mortgage and asset-backed securities, could differ materially from amounts that would actually be realized in the market. Assets in the VIE Segment Investment Portfolio are generally categorized as Level 3 on the valuation hierarchy.

        For short-term investments in the VIE Segment Investment Portfolio, which are those investments with a maturity of less than one year at time of purchase, the carrying amount is fair value. These short-term investments include overnight money market funds, which are categorized as Level 1 on the valuation hierarchy.

Assets Acquired in Refinancing Transactions

        For certain assets acquired in refinancing transactions, fair value is either the present value of expected cash flows or a quoted market price as of the reporting date. This portfolio is comprised primarily of bonds, securitized loans, common stock, mortgage loans, real estate and short term investments, of which bonds, common stocks and certain securitized loans are carried at fair value. Mortgage loans are accounted for at fair value when lower than cost. The majority of the assets in this portfolio are categorized as Level 3 in the valuation hierarchy, except for the short-term investments, which are categorized as Level 2.

Credit Derivatives in the Insured Portfolio

        The Company's insured portfolio includes contracts accounted for as derivatives, namely,

  •
  CDS contracts in which the Company sells protection to various financial credit institutions, and in certain cases, purchases back-to-back credit protection on all or a portion of the risk written, primarily from reinsurance companies,

  •
  insured interest rate ("IR") swaps entered into by the issuer in connection with the issuance of certain public finance obligations, which guaranty the municipality's performance under the IR swap to the IR swap counterparty,

  •
  insured net interest margin ("NIM") securitizations and other financial guarantee contracts that guarantee risks other than credit risk, such as interest basis risk ("FG contracts with embedded derivatives") issued after January 1, 2007.

        The Company considers all such agreements to be a normal part of its financial guaranty insurance business but, for accounting purposes, these contracts are deemed to be derivative instruments and therefore must be recorded at fair value, with changes in fair value recorded in the consolidated statements of operations and comprehensive income in the line item "net change in fair value of credit derivatives."

  Credit Default Swap Contracts

        In the case of CDS contracts, a trust that is consolidated by the Company writes a derivative contract that provides for payments to be made if certain credit events occur related to certain specified reference obligations, in exchange for a fee. The need to interpose a trust is a regulatory requirement imposed by the New York State Insurance Department as an exception to its general rule,

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3.    FAIR VALUE MEASUREMENT (Continued)

in order to allow the financial guarantors to sell credit protection by entering into credit derivative contracts (albeit indirectly by guaranteeing the trust), while other types of insurance enterprises may neither directly enter into such credit derivative contracts, nor provide such guarantees to a trust. The trust's obligation on the CDS contracts it writes are guaranteed by a financial guaranty contract written by the Company that provides payments to the insured if the trust defaults on its payments under the derivative contract. In these transactions, the Company is considered the counterparty to a financial guaranty contract that is defined as a derivative. The credit event is typically based upon failure to pay or the insolvency of a referenced obligation. In such cases, the claim represents payment for the shortfall amount.

        The Company's accounting policy regarding CDS contract valuations is a "critical accounting policy and estimate" due to the valuation's significance to the financial statements since it requires management to make numerous complex and subjective judgments relating to amounts that are inherently uncertain. CDS contracts are valued using proprietary models because such instruments are unique, complex and are typically highly customized transactions. Valuation models and the related assumptions are continuously reevaluated by management and enhanced, as appropriate, based on market developments and improvements in modeling techniques and the availability of market observable data. Due to the significance of unobservable inputs required to value CDS contracts, they are considered to be Level 3 under the SFAS 157 fair value hierarchy.

        The assumed credit quality of the underlying referenced obligations, the assumed credit spread attributable to credit risk of the underlying referenced obligations exclusive of funding costs, the appropriate reference credit index or price source and credit spread attributable to the Company's own credit risk are significant assumptions that, if changed, could result in materially different fair values. Market perceptions of credit deterioration of the underlying referenced obligation would result in an increase in the expected exit value (amount required to be paid to exit the transaction due to wider credit spreads).

  Fair Value of CDS Contracts in which the Company Sells Protection

Determination of Current Exit Value Premium:    The estimation of the current exit value premium is derived using a unique credit-spread algorithm for each defined CDS category that utilizes various publicly available credit indices, depending on the types of assets referenced by the CDS contract and the duration of the contract. The "exit price" derived is technically an "entry price" and not an "exit price", i.e., the price that would be received to sell an asset or paid to transfer a liability that is required under SFAS 157. This is because a monoline insurer cannot observe "exit prices" for the CDS contract that it writes in a principal market since these contracts are not transferable. While SFAS 157 provides that the transaction (entry) price and the exit price may not be equal if the transaction price includes transaction costs, the Company believes those transaction costs would be the same in an "entry" market and a hypothetical "exit" market and thus it would be inappropriate to record a day one gain when using the estimated "entry price" to determine the exit value premium.

        Management applies judgment when developing these estimates and considers factors such as current prices charged for similar agreements, performance of underlying assets, changes in internal credit assessments or rating agency-based shadow ratings, and the level at which the deductible has been set. Estimates generated from the Company's valuation process may differ materially from values that may be realized in market transactions.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

        In a financial guaranty insurance policy, a deductible is the portion of a loss under that policy that is not covered by the policy, or in other words, the amount of the loss for which the insurer is not responsible. In a CDS contract, the deductible is quoted as a percentage of the contract's notional amount, and is also referred to as the contract's attachment point. For example, for a CDS with a $1 billion notional amount and a 15% deductible, the Company would only be obligated to make a claim payment after the insured incurred more than $150 million (15% of $1 billion) of losses (net of recoveries). The attachment points for each of the Company's CDS contracts vary, as the deductibles are negotiated on a contract-by-contract basis.

        In the ordinary course, the Company does not post collateral to the counterparty as security for the Company's obligation under CDS contracts. As a result, the Company receives a smaller fee than it would for a CDS contract that required the posting of collateral. In order to calculate the exit value premium for CDS that do not require collateral to be posted, the Company applies a factor (the "non-collateral posting factor") to the indicated market premium for CDS contracts that require collateral to be posted. The factor was 62% for the quarter ended September 30, 2008.

        The Company calculates the non-collateral posting factor quarterly based in part on observable market inputs. In the market where transactions are executed, the Company has observed since the beginning of 2008 that when a collateral posting counterparty executes a CDS contract purchasing protection from a non-collateral posting counterparty, it will hold back a minimum of 20% of the CDS premium it charged to provide the CDS protection. The Company believes that the non-collateral posting factor has the effect of adjusting the fair value of these contracts for the Company's credit quality in addition to adjusting the contract to a collateral posting basis. Accordingly, the Company adds to the 20% minimum an additional amount to reflect the market price of CDS protection on FSA. The Company estimated the additional amount as of September 30, 2008 to be 42% using an algorithm that uses as an input FSA's current annual five-year CDS credit spread, which was approximately 1,110 basis points as of September 30, 2008. The Company uses the current five-year CDS credit spread based on its observation that the five-year instrument is the standard contract used to hedge counterparty credit risk.

        Below is an explanation of how the Company determines the current exit value for each of the following types of CDS contracts:

  •
  Pooled Corporate CDS Contracts:

  •
  investment grade pooled corporate CDS;

  •
  high yield pooled corporate CDS; and

  •
  CDS of funded CDOs and collateralized loan obligations ("CLOs").

        For each of these types of CDS contracts, the price the Company charges when entering into such contract sometimes differs from the fair value determined by the Company's fair value model at the time when the Company enters into the CDS contract. The Company refers to this difference as the "initial model adjustment," and is not an indicator of a day one gain. The initial model adjustment is needed because of differences between the CDS contract being valued and the reference index. The initial model adjustment is calculated at the inception of a CDS contract in order to calibrate the indicated model fair value of the CDS contract to the contractual premium rate on the trade date.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

        Pooled Corporate CDS Contracts:    A pooled corporate CDS contract insures the default risk of a pool of referenced corporate entities. As there is no observable exchange trading of bespoke pooled corporate CDS, the Company values these contracts using an internal pricing model that uses the mid-point of the bid and ask prices (the "mid-market price") of dealer quotes on specific indexes as inputs to its pricing model, principally the Dow Jones CDX for domestic corporate CDS ("DJ CDX") and iTraxx for European corporate CDS ("iTraxx"). The mid-market price is a practical expedient for the fair-value measurement within a bid-ask spread. For those pooled corporate CDS contracts that include both domestic and foreign reference entities, the Company applies the iTraxx price in proportion to the pool of applicable foreign reference entities comprising the pool by calculating a weighted average of the DJ CDX and iTraxx quoted prices.

        The Company's valuation process for pooled corporate CDS involves stratifying the pools into either investment grade credits or high-yield credits and then by remaining term to maturity, consistent with the reference indexes. Within maturity bands, further distinction is made for contracts that have higher attachment points. Both the DJ CDX and iTraxx indices provide quoted prices for standard attachment and detachment points (or "tranches") for contracts with maturities of three, five, seven and ten years.

        Prices quoted for these tranches do not represent perfect pricing references, but are the only relevant market-based information available for this type of non-traded contract. The recent market volatility in the index tranches has had a significant impact on the estimated fair value of the Company's portfolio of pooled corporate CDS.

         Investment-Grade Pooled Corporate CDS Contracts:    The Company uses quoted prices related to its investment-grade pooled corporate CDS contracts ("IG CDS") by stratifying its IG CDS contracts into four maturity bands: less than 3.5 years; 3.5 to 5.5 years; 5.5 to 7.5 years; and 7.5 to 10 years. Within the maturity bands, further distinction is made for contracts that have a significantly higher starting attachment point (usually 30% or higher).

        The CDX North America IG Index ("CDX IG Index") is comprised of prices sourced from 125 North American investment grade CDS quoted (each, an "Index CDS") and is supported by at least 10 of the largest CDS dealers. In addition to the full capital structure, the CDX IG Index also provides price quotes for various tranches delineated by attachment and detachment points: 0 to 3%; 3 to 7%; 7 to10%; 10 to 15%; 15 to 30% and 30 to 100%. Approximately every six months, a new "series" of the CDX IG Index is published ("on-the-run") based on a new grouping of 125 Index CDS, which changes the composition of the 125 Index CDS of older ("off-the-run") series. Each quarter, the Company compares the composition of the 125 Index CDS in both the on-the-run and off-the run series of the CDX IG index to the CDS pool referenced by the Company's IG CDS contracts (the "reference CDS pool") and uses the average of the series of the CDX IG and iTraxx indices that most closely relates to the credit characteristics of the Company's IG CDS contracts. The Company also remodels each of its contracts to determine if the credit quality remains Super Triple-A and compares the Weighted-Average Rating Factor ("WARF") of the index to the WARF of each of the Company's IG CDS contracts. A "Super Triple-A" credit rating indicates a level of first-loss protection generally exceeding 1.3 times the level required by a rating agency for a Triple-A rating. WARF is a 10,000 point scale developed by Moody's that is used as an indicator of collateral pool risk. A higher WARF indicates a lower average collateral rating.

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3.    FAIR VALUE MEASUREMENT (Continued)

        The Company calibrates the quoted index price to the approximate attachment points for its IG CDS contracts by calculating the weighted average of the given quoted tranche prices for IG CDS of a given maturity using the CDX IG Index and iTraxx quoted tranche widths. The relevant widths of the quoted tranches used by the two indices differ. DJ CDX uses tranches of 10 to 15%, 15 to 30%, and 30 to 100%, resulting in tranche widths of five, 15 and 70 percentage points, whereas iTraxx uses tranches of 9 to 12%, 12 to 22% and 22 to 100%, resulting in tranche widths of three, 10 and 78 percentage points.

        The Company's IG CDS contracts typically attach at 10% or higher. The following table indicates FSA's typical attachment points and total tranche widths:

Portfolio Classification	Index Quoted Duration	FSA's Typical Attachment Point	FSA's Total Tranche Width
	(in years)
Less than 3.5 Yrs	3	10%	90
3.5 to 5.5 Yrs	5	10	90
5.5 to 7.5 Yrs:
Lower attachment	7	15	85
Higher attachment	7	30	70
7.5 to 10 Yrs:
Lower attachment	10	15	85
Higher attachment	10	30	70

        To calculate the weighted average price for the entire tranche width of the Company's IG CDS (the "total tranche width"), a price is obtained for each quoted tranche comprising the total tranche width, and the sum of the weighted average prices is divided by the total tranche width. The price for each quoted tranche is the mid-market of the quoted price for that tranche, weighted by the width of that tranche. The following table illustrates the calculation of the weighted-average price of the Company's IG CDS contracts with a maturity of up to 3.5 years, given quoted CDX IG tranche prices of 131 basis points, 99.5 basis points and 39.5 basis points for the 10 to 15%, 15 to 30%, and 30 to 100% tranches, respectively.

FSA Portfolio Classification	CDX IG Mid-market Price Multiplied by the Tranche Width
					Total Tranche Width	Weighted Average Price
Attachment/Detachment	10 to 15%	15 to 30%	30 to 100%	Total
Less than 3.5 Yrs	131 bps × 5 = 655.0	99.5 bps × 15 = 1,492.5	39.5 bps × 70 = 2,765.0	4,912.5	90	54.6 bps

        The Company's Transaction Oversight Department reviews the pooled corporate CDS portfolio regularly and no less than quarterly and factors in any rating changes. Any new reported credit events under a given CDS contract are factored into the contract's deductible level. As such credit events occur, the contract's attachment point is recalculated based on the revised deductible amount to determine if the attachment point for each contract in the portfolio continues to be at a "Super Triple-A" credit rating. At September 30, 2008, there was one IG CDS contract that was determined to be below the "Super Triple-A" credit rating. This contract was determined to have a credit rating considered investment grade as of that date. Accordingly, the Company applies the calculated pricing to all IG CDS in the portfolio consistent with its credit rating.

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3.    FAIR VALUE MEASUREMENT (Continued)

        To arrive at the exit value premium applied to each of the Company's IG CDS contracts, the Company:

  (a)
  determines the weighted average of the mid-market prices for the applicable tranches by (1) multiplying the mid-market price for each tranche by the tranche width and (2) dividing the total amount derived by the total tranche width, using CDX IG and iTraxx quoted prices; and then

  (b)
  applies the non-collateral posting factor to the weighted-average market price determined for each maturity band.

        Below is an example of the pricing algorithm that is applied to the Company's domestic IG CDS contracts with durations of 3.5 to 5.5 years to determine the exit premium value as of September 30, 2008:

Index Duration	Unadjusted Quoted Price	Non-collateral Posting Factor	Adjusted to Non-collateral Posting Contract Value
5 yrs	53.9 bps	62.0%	20.5 bps

         High-Yield Pooled Corporate CDS Contracts:    In order to estimate the market price for high-yield pooled corporate CDS contracts ("HY CDS"), the Company uses the average of the dealer mid-market prices obtained for the most senior quoted of the respective three year, five-year and seven-year tranches of the CDX North America High Yield Index ("CDX HY Index"). The CDX HY Index is comprised of prices sourced from 100 of the most liquid North American high yield CDS quoted (each, an "Index CDS") and is supported by more than 10 of the largest CDS dealers. In addition to the full capital structure, the CDX HY Index also provides price quotes for various tranches delineated by attachment and detachment points: 0 to 10%; 10 to 15%; 15 to 25%; 25 to 35%; and 35 to 100%. The Company uses an average of the dealer mid-market quotes of the index because the Company believes that dealer price quotes have historically been indicative of where trades have been executed in the high yield market.

        The Company applies a factor to the quoted prices (the "calibration factor"). The calibration factor is intended to calibrate the index price to each of the Company's pooled corporate high-yield CDS contracts, which reference pools of entities that are typically of higher average credit quality than those reflected in the CDX HY index. The calibration factor is determined for each HY CDS contract by calibrating the WARF of the index so that it approximately equals the WARF of each HY CDS contract. To do so, the Company recalculates the index price after removing from the index the reference obligations that have the highest spreads and are not in the relevant HY CDS contract. This recalculated index price is then divided by the unadjusted index to arrive at the calibration factor. As of September 30, 2008, the calibration factor applied to the Company's HY CDS contracts ranged from 65% to 100% of the WARF of the index.

        Approximately every six months, a new "series" of the CDX HY Index is published ("on-the-run") based on a new grouping of 100 Index CDS, which changes the composition of the 100 Index CDS of older ("off-the-run") series. The Company compares the composition of the 100 Index CDS in both the on-the-run and off-the run series of the CDS HY index to the CDS pool referenced by the Company's HY CDS contracts (the "reference CDS pool"). Based on that comparison, the Company determines

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

which of the actively quoted series most closely relates to the credit characteristics of the Company's HY CDS contracts, and then uses the average of dealer quotes of that series. The Company also remodels each of its contracts to determine if the credit quality remains Super Triple-A and compares the WARF of the index to the WARF of each of the Company's HY CDS contracts.

        To arrive at the exit value premium that is applied to each of the Company's CDS contracts in a given maturity band, the non-collateral posting factor is applied to the weighted-average market price determined for that maturity band.

  •
  For purposes of this calculation, the Company's HY CDS contracts are stratified into three maturity bands: less than 3.5 years; 3.5 to 5.5 years; and 5.5 to 7.5 years.

  •
  Each quarter, the average of the series of the CDX HY or iTraxx that most closely relates to the credit characteristics of the CDS contracts in the Company's portfolio is used. In some cases it may be the most recently published series of those indices, but in other cases, it may be the previously published series to the extent that it is still being published.

  •
  The appropriate calibration factor and a 62% non-collateral posting factor adjustment are applied to the average of the quotes received as of September 30, 2008.

        Below is an example of the pricing algorithm that is applied to the Company's domestic HY CDS contracts with durations of 3.5 to 5.5 years, assuming an average calibration factor of 85% to determine the exit premium value as of September 30, 2008:

Index Duration	Unadjusted Quoted Price	After Calibration Factor(1)	Adjusted to Non-collateral Posting Contract Value
5 yrs	173.86 bps	147.78 bps	56.2 bps

      (1)
      Based on an average calibration factor of 85% for all high yield trades in the portfolio. Individual factors that were used ranged from 65% to 100%.

        CDS of Funded CDOs and CLOs:    As with pooled corporate CDS, there is no observable exchange trading of CDS of funded CDOs and CLOs. The price of protection charged by a CDS writer is based on the "credit spread component" of the "all-in credit spread" of funded CLOs, as quoted by underwriter participants. As the all-in credit spread for a given CLO may not always be observable in the market, the CDS writer often utilizes an index, published by an underwriter participant, such as the "all-in" London Interbank Offered Rate ("LIBOR") spread for Triple-A rated cash-funded CLOs (the "Triple-A CLO Funded Rate") as published by J.P. Morgan Chase & Co. The Triple-A CLO Rate is an all-in credit spread that includes both a funding and credit spread component.

        The CDS protection of a CLO provided by the Company is priced to capture only the credit spread component, as the CDS writer is not providing funding for the CLO, only credit protection. The Company determines the exit value premium for all these CDS contracts in its portfolio that are rated Triple-A with reference to the Triple-A CLO Funded Rate, which was 375 bps as of September 30, 2008. The Company applies a credit component factor to the Triple-A CLO Funded Rate as a means of estimating the fair value of its Triple-A rated contract, which only refers to the credit component. The credit and funding components have been considered consistent at 50% each. The components are

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

determined judgmentally based on estimates provided to the Company by external market participants. The credit component factor was 50% as of September 30, 2008.

        To arrive at the exit value premium that is applied to each of the Company' CDO and CLO CDS contracts, the non-collateral posting factor is applied to the weighted-average market price determined for each maturity band.

        The determination of the exit value premium is summarized as follows:

	Triple A CLO Funded Rate	After Credit Component Factor	After Non-collateral Posting Factor
Rate	375 bps	187.5 bps	71.3 bps

         Other Structured Obligations Valuation:    For CDS for which observable market value information is not available, management applies its best judgment to estimate the appropriate current exit value premium, and takes into consideration the Company's estimation of the price at which the Company would currently charge to provide similar protection, and other factors such as the nature of the underlying reference credit, the Company's attachment point, and the tenor of the CDS contract.

  Fair Value of CDS Contracts in which the Company Purchases Protection

        The Company generally utilizes reinsurance to purchase protection for CDS contracts it writes in the same way that it employs reinsurance in respect of other financial guaranty insurance policies. The Company's uses of reinsurance to mitigate risk exposures for CDS contracts and financial guaranty insurance policies are nearly identical as they involve the same reinsurers, the same underwriting process evaluating the reinsurers and the same credit risk management and surveillance processes supporting the reinsurance function. The Company enters into reinsurance agreements on CDS contracts primarily on a quota share basis. Under a quota share reinsurance agreement with a reinsurer, the Company cedes to the assuming reinsurer a proportionate share of the risk and premium.

        The determination of the hypothetical exit market is a key factor in determining the fair value of protection purchased (the "ceded" or "reinsurance" contract) with respect to a CDS contract written by a financial guarantor (the "direct contract"). SFAS 157 requires that the valuation premise, used to measure the fair value of an asset, must consider the asset's "highest and best use" from the perspective of market participants. Generally, the valuation premise used for a financial asset is "in-exchange" since this type of asset provides maximum value to market participants on a stand-alone basis. The maximum value of a ceded contract to the CDS writer's exit market participants is in combination with the CDS writer's direct contract. Therefore the appropriate valuation premise to use for a ceded contract is the "in-use" premise.

        The Company determines the fair value of a CDS contract in which it purchases protection from a reinsurer (the "ceded CDS contract") as the proportionate percentage of the fair value of the related written CDS contract, adjusted for any ceding commission and consideration of counterparty risk. In quota share reinsurance agreements, the assuming reinsurer typically pays a ceding commission periodically over the life of the CDS contract to the ceding company that is intended to defray the ceding company's costs for the services it provides to the reinsurer, such as risk selection, underwriting activities and ongoing servicing and reporting. As an element of the fair value of the ceded CDS contract, the ceding commission paid to the ceding company represents the ceding company's profit on

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3.    FAIR VALUE MEASUREMENT (Continued)

the ceded CDS contract after considering counterparty credit risk and servicing costs, i.e., the difference between (a) the price of the protection the ceding company purchased from the reinsurer, which is net of the ceding commission, and (b) the price that the ceding company would receive to exit the ceded CDS contract in its principal market, which is comprised of other ceding insurers of comparable credit standing. The Company applies a credit valuation adjustment to the fair value of a ceded CDS contract due from a reinsurer if the reinsurer's credit quality (as determined by CDS price if available, or if not, its credit rating) is less than that of the Company's based upon the premise that the exit market for these contracts would be another monoline financial guarantee insurer that has similar credit rating or spread as the Company.

  Insured Interest Rate Swaps and Financial Guarantee Contracts Deemed to be Derivatives

        The Company insures IR swaps entered into in connection with the issuance of certain public finance obligations. Because the financial guaranty contract insures a derivative, the financial guaranty contract is deemed to be a derivative. Therefore, the contract is required to be carried at fair value, with the change in fair value being recorded in the consolidated statement of operations and comprehensive income. As there is no observable market for these policies, the fair value of these contracts is determined by using an internally developed model. They are therefore classified as Level 3 in the valuation hierarchy.

        Insured NIM securitizations issued in connection with certain mortgage-backed security financings and FG contracts with embedded derivatives are deemed to be hybrid instruments that contain an embedded derivative if they were issued after January 1, 2007. The Company elected to record these financial instruments at fair value under SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." Changes in the fair value of these contracts are recorded in the consolidated statements of operations and comprehensive income. As there is no observable market for these policies, the fair value of these contracts is based on internally derived estimates and they are therefore classified as Level 3 in the valuation hierarchy.

VIE Segment Derivatives

        On the date of adoption, all derivatives used to hedge VIE debt were valued by obtaining prices from brokers or counterparties, and accordingly were classified as Level 3 in the valuation hierarchy. At September 30, 2008, these derivatives were valued using a pricing model that uses observable market inputs such as interest rate curves, foreign exchange rates and inflation indices. Therefore these derivatives are classified as Level 2 in the valuation hierarchy at September 30, 2008, provided all of the significant model inputs were observable in the market, or Level 3 if not observable in the market.

Committed Preferred Trust Put Options

        As there is no observable market for the Company's committed preferred trust put options, fair value is based on internally derived estimates and therefore these put options are categorized as Level 3 in the fair value hierarchy.

        The Company determined the fair value of the committed preferred trust put options by estimating the fair value of a floating rate security with an estimated market yield reflective of the underlying committed preferred security structure and the relevant coupon based on the capped auction rate.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

VIE Segment Debt

        The fair value of the VIE liabilities for which the Company elected the fair value option as described in Note 4 (the "fair-valued liabilities") is determined based on a discounted cash flow model. Fair value calculated by these models includes assumptions for interest rate curves based on selected benchmark securities and weighted average expected lives. In addition, the valuation of the fair-valued liabilities includes an adjustment to reflect the credit quality of the Company that represents the impact of changes in market credit spreads on these liabilities. The fair-valued liabilities are categorized as Level 3 in the valuation hierarchy.

        The following table presents the financial instruments carried at fair value at September 30, 2008, by caption on the consolidated balance sheet and by SFAS 157 valuation hierarchy.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

	At September 30, 2008
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
General investment portfolio, available for sale:
Bonds	$—	$5,152,366	$55,324	$5,207,690
Equity securities	815	—	—	815
Short-term investments	102,129	495,859	—	597,988
VIE segment investment portfolio, available for sale:
Bonds	—	24,515	1,059,643	1,084,158
GICs	—	—	614,834	614,834
Short-term investments	7,220	—	—	7,220
Assets acquired in refinancing transactions	—	21,530	132,418	153,948
Other assets:
VIE segment derivatives	—	555,481	53,498	608,979
Credit derivatives	—	—	211,943	211,943
Committed preferred trust put option	—	—	78,000	78,000

Total assets at fair value	$110,164	$6,249,751	$2,205,660	$8,565,575

Liabilities:
VIE segment debt	$—	$—	$853,047	$853,047
Other liabilities:
Credit derivatives	—	—	1,191,409	1,191,409
Other financial guarantee segment derivatives	—	81	—	81

Total liabilities at fair value	$—	$81	$2,044,456	$2,044,537

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

Nonrecurring Fair Value Measurements

        Mortgage loans in the portfolio of assets acquired in refinancing transactions are carried at the lower of cost or market on an aggregate basis. As of September 30, 2008, such investments were carried at their fair value of $14.9 million. The mortgage loans are classified as Level 3 of the fair value hierarchy as there are significant unobservable inputs used in the valuation of such loans. An indicative dealer quote is used to price the non-performing portion of these mortgage loans. The performing loans are valued using management's determination of future cash flows arising from these loans, discounted at the rate of return that would be required by a market participant. This rate of return is based on indicative dealer quotes.

Changes in Level 3 Recurring Fair Value Measurements

        The table below includes a rollforward of the balance sheet amounts for the nine months ended September 30, 2008 for financial instruments classified by the Company within Level 3 of the valuation hierarchy. When a determination is made to classify a financial instrument within Level 3, the determination is based upon the significance of the unobservable data to the overall fair value measurement. However, Level 3 financial instruments may include, in addition to the unobservable or Level 3 components, observable components. Accordingly, the gains and losses in the table below include changes in fair value due in part to observable factors that are part of the valuation methodology. Level 3 assets were 19.1% of total assets at September 30, 2008. Level 3 liabilities were 23.1% of total liabilities at September 30, 2008.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.    FAIR VALUE MEASUREMENT (Continued)

Level 3 Rollforward

		Nine Months Ended September 30, 2008
								Change in Unrealized Gains/(Losses) Related to Financial Instruments Held at September 30, 2008
		Total Pre-tax Realized/Unrealized Gains/(losses)(1) Recorded in:
					Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3(2)
	Fair Value at January 1, 2008	Net Income (Loss)		Other Comprehensive Income (Loss)			Fair Value at September 30, 2008
	(in thousands)
General investment portfolio, available for sale:
Bonds	$59,840	$—		$(4,972)	$456	$—	$55,324	$—
Equity securities	39,000	(36,075	)(3)	—	(2,925)	—	—	—
VIE segment investment portfolio, available for sale(4):
Bonds	1,120,533	3,104	(5)	(63,994)	—	—	1,059,643	3,104
GICs	639,950	—		10,364	(35,480)	—	614,834	—
Assets acquired in refinancing transactions	170,492	(7,296	)(6)	(3,561)	(27,217)	—	132,418	(7,296)
VIE segment debt(4)	(1,852,759)	940,668	(7)	—	59,044	—	(853,047)	957,100
VIE segment derivatives(4)	634,458	(9,364	)(8)	—	—	(571,596)	53,498	6,186
Committed preferred trust put options	—	78,000	(6)	—	—	—	78,000	78,000
Net credit derivatives(9)	(537,321)	(369,141	)(10)	—	(73,004)	—	(979,466)	(377,384)

(1)
Realized and unrealized gains/(losses) from changes in values of Level 3 financial instruments represent gains/(losses) from changes in values of those financial instruments only for the periods in which the instruments were classified as Level 3.

(2)
Transfers are assumed to be made at the beginning of the period.

(3)
Included in net realized gains/(losses) from general investment portfolio.

(4)
Amount in net income (loss) is offset in minority interest. All but $16.2 million of the unrealized loss in other comprehensive income is offset in minority interest.

(5)
Reported in net interest income from variable interest entities segment.

(6)
Reported in net unrealized gains (losses) on financial instruments at fair value.

(7)
Unrealized gain is reported in net unrealized gains (losses) on financial instruments at fair value, and interest expense is reported in net interest expense from variable interest entities segment.

(8)
Reported in net interest income from variable interest entities segment if designated in a qualifying fair-value hedging relationship, or net unrealized gains (losses) on derivative instruments if not so designated.

(9)
Represents net position of credit derivatives. The consolidated balance sheets present gross assets and liabilities based on net counterparty exposure.

(10)
Reported in net change in fair value of credit derivatives.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.    FAIR VALUE OPTION

        In February 2007, the FASB issued SFAS 159, which is effective for fiscal years beginning after November 15, 2007. The Company adopted SFAS 159 effective January 1, 2008. SFAS 159 provides an option to elect fair value as an alternative measurement for selected financial assets and financial liabilities not previously carried at fair value. The fair-value option may be applied to single eligible instruments, is irrevocable and is applied only to entire instruments and not to portions of instruments. For a discussion of the Company's valuation methodologies, see Note 3.

        The Company's fair value elections were intended to mitigate the volatility in earnings that had been created by recording financial instruments and the related risk management instruments on a different basis of accounting, to eliminate the operational complexities of applying hedge accounting or to conform to the fair value elections made by the Company in 2006 under its International Financial Reporting Standards reporting to Dexia. The requirement, under SFAS 157, to incorporate a reporting entity's own credit risk in the valuation of liabilities which are carried at fair value, has created some additional volatility in earnings as credit risk is not hedged. The following table provides detail regarding the Company's elections by consolidated balance sheet line as of January 1, 2008.

	Carrying Value of Financial Instruments	Transition Gain/(Loss) Recorded in Retained Earnings	Adjusted Carrying Value of Financial Instruments
	(in thousands)
Assets acquired in refinancing transactions	$163,285	$2,537 (1)	$165,822
VIE segment debt	(1,824,676)	(28,083)	(1,852,759)

Subtotal		(25,546)
Minority interest		28,083
Deferred income taxes		(888)

Cumulative effect of adoption of SFAS 159		$1,649

(1)
Includes the reversal of $0.7 million of valuation allowances.

Elections

        On January 1, 2008, the Company elected to record the following at fair value:

  •
  Certain VIE liabilities for which interest rate risk is hedged using interest rate derivatives in accordance with the Company's risk management strategies. The fair value election enabled the Company to record the liabilities at fair value without having to designate them in a fair value hedge relationship under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"), as it had previously.

  •
  Certain fixed-rate assets in the portfolio of assets acquired in refinancing transactions. The fair value election enabled the Company to record those assets that are economically hedged with derivatives at fair value without having to designate them in a fair value hedge relationship under SFAS 133.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.    FAIR VALUE OPTION (Continued)

Changes in Fair Value under the Fair Value Option Election

        The following table presents the pre-tax changes in fair value included in the consolidated statements of operations and comprehensive income for the nine months ended September 30, 2008, for items for which the SFAS 159 fair value election was made.

Net Unrealized Gains (Losses) on Financial Instruments at Fair Value

Nine Months Ended September 30, 2008
Assets acquired in refinancing transactions	$(7,296)
VIE segment debt(1)	958,788

    (1)
    Amount has no effect on net income because this amount is offset by minority interest.

        Included in the amounts in the table above are gains of approximately $930.3 million for the nine months ended September 30, 2008, that are attributable to widening in the Company's own credit spread.

Aggregate Fair Value and Aggregate Remaining Contractual Principal Balance Outstanding

        The following table reflects the aggregate fair value and the aggregate remaining contractual principal balance outstanding at September 30, 2008, for certain assets acquired in refinancing transactions and VIE segment debt for which the SFAS 159 fair value option has been elected.

	At September 30, 2008
	Remaining Aggregate Contractual Principal Amount Outstanding		Fair Value
	(in thousands)
Assets acquired in refinancing transactions	$137,825	(1)	$132,400
VIE segment debt(2)	1,681,283		853,047

(1)
Includes $33.0 million of loans that are 90 days or more past due.

(2)
The fair-value adjustment for VIE segment debt considers interest rate, foreign exchange rates and the Company's own credit risk. The Company economically hedges interest and foreign exchange rate risk through the use of derivatives. The fair-value adjustments on these derivatives are recorded in net unrealized gains (losses) on financial instruments at fair value in the consolidated statements of operations and comprehensive income. See Note 12.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

5.    GENERAL INVESTMENT PORTFOLIO

        The credit quality of fixed-income securities in the General Investment Portfolio based on amortized cost was as follows:

General Investment Portfolio Fixed-Income Securities by Rating

Rating(1)	At September 30, 2008 Percent of Bonds
AAA(2)	49.0%
AA	36.9
A	13.5
BBB	0.3
Not Rated	0.3

Total	100.0%

    (1)
    Ratings are based on the lower of Moody's or S&P ratings available at September 30, 2008.

    (2)
    Includes U.S. Treasury obligations which comprised 1.4% of the portfolio as of September 30, 2008.

        The General Investment Portfolio includes bonds insured by FSA ("FSA-Insured Investments"). Of the bonds included in the General Investment Portfolio at September 30, 2008, 6.7% were Triple-A by virtue of insurance provided by FSA, and 29.2% were insured by other monolines (see Note 17). All of the FSA-Insured Investments were investment grade without giving effect to the FSA insurance. The average shadow rating of the FSA-Insured Investments, which is the rating without giving effect to the FSA insurance, was in the Single-A range.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

5.    GENERAL INVESTMENT PORTFOLIO (Continued)

        The amortized cost and fair value of the securities in the General Investment Portfolio were as follows:

General Investment Portfolio by Security Type

	At September 30, 2008
Investment Category	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$85,860	$1,098	$(723)	$86,235
Obligations of U.S. states and political subdivisions	4,386,720	52,170	(168,898)	4,269,992
Mortgage-backed securities	405,890	4,328	(5,634)	404,584
Corporate securities	181,597	1,508	(9,347)	173,758
Foreign securities(1)	267,157	56	(20,555)	246,658
Asset-backed securities	26,542	41	(120)	26,463

Total bonds	5,353,766	59,201	(205,277)	5,207,690
Short-term investments	599,357	14	(1,383)	597,988

Total fixed-income securities	5,953,123	59,215	(206,660)	5,805,678
Equity securities	1,364	—	(549)	815

Total General Investment Portfolio	$5,954,487	$59,215	$(207,209)	$5,806,493

	At December 31, 2007
Investment Category	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$85,088	$4,046	$(87)	$89,047
Obligations of U.S. states and political subdivisions	3,920,509	149,893	(5,837)	4,064,565
Mortgage-backed securities	390,992	5,032	(1,698)	394,326
Corporate securities	190,048	3,866	(1,123)	192,791
Foreign securities(1)	248,006	8,584	(285)	256,305
Asset-backed securities	22,652	279	(4)	22,927

Total bonds	4,857,295	171,700	(9,034)	5,019,961
Short-term investments	88,972	2,260	(1,157)	90,075

Total fixed-income securities	4,946,267	173,960	(10,191)	5,110,036
Equity securities	40,020	4	(155)	39,869

Total General Investment Portfolio	$4,986,287	$173,964	$(10,346)	$5,149,905

(1)
The majority of foreign securities are government issues and are denominated primarily in British pounds.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

5.    GENERAL INVESTMENT PORTFOLIO (Continued)

        The following table shows the gross unrealized losses and fair value of bonds in the General Investment Portfolio, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

Aging of Unrealized Losses of Bonds in General Investment Portfolio

	At September 30, 2008
Aging Categories	Number of Securities	Amortized Cost	Unrealized Losses	Fair Value	Unrealized Loss as a Percentage of Amortized Cost
	(dollars in thousands)
Less than Six Months(1)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		$211	$(2)	$209	(0.9)%
Obligations of U.S. states and political subdivisions		1,965,526	(83,582)	1,881,944	(4.3)
Mortgage-backed securities		74,237	(1,719)	72,518	(2.3)
Corporate securities		92,277	(5,652)	86,625	(6.1)
Foreign securities		249,941	(18,841)	231,100	(7.5)
Asset-backed securities		2,762	(64)	2,698	(2.3)

Total	627	2,384,954	(109,860)	2,275,094	(4.6)
More than Six Months but Less than 12 Months(2)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		60,912	(699)	60,213	(1.1)
Obligations of U.S. states and political subdivisions		458,769	(48,440)	410,329	(10.6)
Mortgage-backed securities		39,324	(2,867)	36,457	(7.3)
Corporate securities		17,697	(2,421)	15,276	(13.8)
Foreign securities		14,817	(1,714)	13,103	(11.6)
Asset-backed securities		—	—	—	—

Total	192	591,519	(56,141)	535,378	(9.5)
12 Months or More(3)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		358	(22)	336	(6.1)
Obligations of U.S. states and political subdivisions		297,924	(36,876)	261,048	(12.4)
Mortgage-backed securities		21,621	(1,048)	20,573	(4.8)
Corporate securities		8,782	(1,274)	7,508	(14.5)
Foreign securities		—	—	—	—
Asset-backed securities		984	(56)	928	(5.7)

Total	165	329,669	(39,276)	290,393	(11.9)
Total
U.S. Treasury securities and obligations of U.S. government corporations and agencies		61,481	(723)	60,758	(1.2)
Obligations of U.S. states and political subdivisions		2,722,219	(168,898)	2,553,321	(6.2)
Mortgage-backed securities		135,182	(5,634)	129,548	(4.2)
Corporate securities		118,756	(9,347)	109,409	(7.9)
Foreign securities		264,758	(20,555)	244,203	(7.8)
Asset-backed securities		3,746	(120)	3,626	(3.2)

Total	984	$3,306,142	$(205,277)	$3,100,865	(6.2)%

(1)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $1.9 million, or 8.5% of its amortized cost.

(2)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $3.0 million, or 12.4% of its amortized cost.

(3)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $2.8 million, or 27.9% of its amortized cost.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

5.    GENERAL INVESTMENT PORTFOLIO (Continued)

	At December 31, 2007
Aging Categories	Number of Securities	Amortized Cost	Unrealized Losses	Fair Value	Unrealized Loss as a Percentage of Amortized Cost
	(dollars in thousands)
Less than Six Months(1)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		$17,043	$(17)	$17,026	(0.1)%
Obligations of U.S. states and political subdivisions		87,782	(1,247)	86,535	(1.4)
Mortgage-backed securities		220	(0)	220	(0.0)
Corporate securities		4,527	(22)	4,505	(0.5)
Foreign securities		37,836	(285)	37,551	(0.8)
Asset-backed securities		—	—	—	—

Total	53	147,408	(1,571)	145,837	(1.1)
More than Six Months but Less than 12 Months(2)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		—	—	—	—
Obligations of U.S. states and political subdivisions		326,960	(4,132)	322,828	(1.3)
Mortgage-backed securities		158	(6)	152	(3.8)
Corporate securities		12,297	(433)	11,864	(3.5)
Foreign securities		—	—	—	—
Asset-backed securities		—	—	—	—

Total	121	339,415	(4,571)	334,844	(1.3)
12 Months or More(3)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		2,099	(70)	2,029	(3.3)
Obligations of U.S. states and political subdivisions		11,324	(458)	10,866	(4.0)
Mortgage-backed securities		110,896	(1,692)	109,204	(1.5)
Corporate securities		28,226	(668)	27,558	(2.4)
Foreign securities		—	—	—	—
Asset-backed securities		2,985	(4)	2,981	(0.1)

Total	180	155,530	(2,892)	152,638	(1.9)
Total
U.S. Treasury securities and obligations of U.S. government corporations and agencies		19,142	(87)	19,055	(0.5)
Obligations of U.S. states and political subdivisions		426,066	(5,837)	420,229	(1.4)
Mortgage-backed securities		111,274	(1,698)	109,576	(1.5)
Corporate securities		45,050	(1,123)	43,927	(2.5)
Foreign securities		37,836	(285)	37,551	(0.8)
Asset-backed securities		2,985	(4)	2,981	(0.1)

Total	354	$642,353	$(9,034)	$633,319	(1.4)%

(1)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $0.2 million, or 7.7% of its amortized cost.

(2)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $0.5 million, or 6.9% of its amortized cost.

(3)
The largest unrealized loss on an individual investment, in terms of absolute dollars, was $0.3 million, or 4.5% of its amortized cost.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

5.    GENERAL INVESTMENT PORTFOLIO (Continued)

        In the second quarter of 2008, the Company recorded $38.0 million in OTTI on its investment in Syncora Guarantee Re Ltd. ("SGR") preferred stock. In the third quarter of 2008, the Company sold this investment, recognizing a $1.9 million gain. The realized loss was $36.1 million for the nine months ended September 30, 2008. Management has determined that the unrealized loss on Lehman Brothers Holdings Inc. corporate bonds held in the General Investment Portfolio was OTTI at September 30, 2008 and as a result wrote the balance down to fair value of $0.5 million resulting in a charge of $5.8 million, which was recorded as a realized loss.

        Management has determined that the remaining unrealized losses in fixed-income securities at September 30, 2008 are primarily attributable to the current interest rate environment and has concluded that these unrealized losses are temporary in nature based upon (a) the lack of principal or interest payment defaults on these securities, (b) the creditworthiness of the issuers, and (c) the Company's ability and current intent to hold these securities until a recovery in fair value or maturity. As of September 30, 2008 and December 31, 2007, 99.6% and 100%, respectively, of the securities that were in a gross unrealized loss position were rated investment grade. Management has based its conclusions on current facts and circumstances. Events could occur in the future that could change management conclusions about its ability and intent to hold such securities.

        The amortized cost and fair value of fixed-income investments in the General Investment Portfolio as of September 30, 2008 and December 31, 2007, by contractual maturity, are shown below. Actual maturities could differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

Distribution of Fixed-Income Securities in General Investment Portfolio
by Contractual Maturity

	September 30, 2008		December 31, 2007
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$697,963	$698,417	$148,286	$150,306
Due after one year through five years	1,073,086	1,091,392	1,353,006	1,423,378
Due after five years through ten years	806,998	797,173	816,987	852,469
Due after ten years	2,942,644	2,787,649	2,214,344	2,266,630
Mortgage-backed securities(1)	405,890	404,584	390,992	394,326
Asset-backed securities(2)	26,542	26,463	22,652	22,927

Total fixed-income securities in General Investment Portfolio	$5,953,123	$5,805,678	$4,946,267	$5,110,036

(1)
Stated maturities for mortgage-backed securities of three to 30 years as of September 30, 2008 and of four to 30 years as of December 31, 2007.

(2)
Stated maturities for asset-backed securities of two to 15 years as of September 30, 2008 and of one to 15 years as of December 31, 2007.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.    LOSSES AND LOSS ADJUSTMENT EXPENSES

        The Company establishes loss and loss adjustment expense ("LAE") liabilities based on its estimate of specific and non-specific losses. LAE consists of the estimated cost of settling claims, including legal and other fees and expenses associated with administering the claims process.

        The Company calculates case reserves based upon identified risks inherent in its insured portfolio. If an individual policy risk has a reasonably estimable and probable loss as of the balance sheet date, a case reserve is established. For the remaining policy risks in the portfolio, a non-specific reserve is calculated to account for the statistically estimated inherent credit losses.

        The following table presents the activity in non-specific and case reserves for the nine months ended September 30, 2008. Adjustments to reserves represent management's estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations. In order to determine the reasonableness of the non-specific reserve, management uses a methodology that references a calculation of expected loss for risks that are below-investment-grade according to the Company's ratings. In the third quarter of 2008, this reasonableness test required a higher non-specific reserve than the statistical calculation in order to account for the significant deterioration in internal credit ratings for certain first-lien RMBS risks that did not require case basis reserves but which resulted in a need for an increased non-specific reserve.

Reconciliation of Net Losses and Loss Adjustment Expenses

	Non-Specific	Case	Total
	(in thousands)
December 31, 2007	$99,999	$98,079	$198,078
Incurred	300,429	—	300,429
Transfers	(354,137)	354,137	—
Payments and other decreases	—	(97,384)	(97,384)

March 31, 2008 balance	46,291	354,832	401,123
Incurred	816,026	—	816,026
Transfers	(828,622)	828,622	—
Payments and other decreases	—	(149,991)	(149,991)

June 30, 2008 balance	33,695	1,033,463	1,067,158
Incurred	327,633	—	327,633
Transfers	(252,581)	252,581	—
Payments and other decreases	—	(161,664)	(161,664)

September 30, 2008 balance	$108,747	$1,124,380	$1,233,127

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.    LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

Case Reserve Summary

	September 30, 2008
	Gross Par Outstanding	Net Par Outstanding	Gross Case Reserve(1)	Net Case Reserve(1)	Number of Risks
	(dollars in thousands)
Asset-backed—HELOCs	$5,210,736	$4,157,011	$486,641	$389,696	10
Asset-backed—Alt-A CES	1,006,954	961,506	195,015	185,871	5
Asset-backed—Option ARM	630,982	574,792	166,134	153,058	6
Asset-backed—Alt-A first-lien	1,081,662	983,857	64,216	55,983	8
Asset-backed—NIMs	103,981	98,975	19,865	19,623	4
Asset-backed—Subprime	321,589	292,172	26,205	12,419	7
Asset-backed—other	50,823	47,979	6,121	5,830	3
Public finance	1,407,993	805,942	176,584	88,716	5
Financial products portfolio	1,704,883	1,704,883	213,184	213,184	73

Total	$11,519,603	$9,627,117	$1,353,965	$1,124,380	121

(1)
The amount of the discount at September 30, 2008 for the total gross and net case reserves was $424.3 million and $393.1 million, respectively.

	December 31, 2007
	Gross Par Outstanding	Net Par Outstanding	Gross Case Reserve(1)	Net Case Reserve(1)	Number of Risks
	(dollars in thousands)
Asset-backed—HELOCs	$1,803,340	$1,442,657	$69,633	$56,913	5
Asset-backed—Subprime	22,280	18,335	3,399	1,583	2
Asset-backed—other	24,905	22,219	4,890	4,684	2
Public finance	1,164,248	560,610	96,635	34,899	4

Total	$3,014,773	$2,043,821	$174,557	$98,079	13

(1)
The amount of the discount at December 31, 2007 for the total gross and net case reserves was $14.5 million and $3.3 million, respectively.

        The table below presents certain assumptions inherent in the calculations of the case and non-specific reserves:

Assumptions for Case and Non-Specific Reserves

	September 30, 2008	December 31, 2007
Case reserve discount rate	1.93%–5.90%	3.13%–5.90%
Non-specific reserve discount rate	1.20%–7.95%	1.20%–7.95%
Current experience factor	15.0	2.0

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.    LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

        In the three and nine months ended September 30, 2008, loss and loss adjustment expenses were $327.6 million and $1,444.1 million, respectively. The increase for the nine months was driven primarily by deteriorating credit performance in HELOCs, financial products portfolio, Alt-A CES, Option ARMs, Alt-A first lien and public finance transactions. In addition, the non-specific reserves increased by $8.7 million for the nine months ended September 30, 2008. Management's current reserve estimates assume loss levels for transactions backed by second-lien mortgage products will remain at their peaks until mid-2009 and slowly recover to more normal rates by mid-2010. For first-lien mortgage transactions, where losses take longer to develop than in second-lien mortgage transactions, peak conditional default rates are assumed to continue until mid-2010 and then decline linearly over 12 months to 25% of the peak, remain there for three years and then taper down to 5% of peak rates over several years.

        The increase in losses paid is driven by payments on HELOC transactions. Generally, once the overcollateralization is exhausted on an insured HELOC transaction, the Company pays a claim if losses in a period exceed excess spread for the period, and to the extent excess spread exceeds losses, the Company is reimbursed for any losses paid to date. In the third quarter of 2008, the Company paid net claims of $184.9 million on HELOC transactions. This brought the inception to date net claim payments on HELOC transactions to $439.6 million. There were no claims paid on most other classes of insured transactions through September 30, 2008. Most Alt-A CES claims will not be due until 2037. Option ARM claim payments are expected to occur beginning in 2010.

        The Company assigns each insured credit to one of five designated surveillance categories to facilitate the appropriate allocation of resources to monitoring, loss mitigation efforts and rating the credit condition of each risk exposure. Such categorization is determined in part by the risk of loss and in part by the level of routine involvement required. The surveillance categories are organized as follows:

  •
  Categories I and II represent fundamentally sound transactions requiring routine monitoring, with Category II indicating that routine monitoring is more frequent, due, for example, to the sector or a need to monitor triggers.

  •
  Category III represents transactions with some deterioration in asset performance, financial health of the issuer or other factors, but for which losses are deemed unlikely. Active monitoring and intervention is employed for Category III transactions.

  •
  Category IV reflects transactions demonstrating sufficient deterioration to indicate that material credit losses are possible even though not yet probable.

  •
  Category V reflects transactions where losses are probable. This category includes (1) risks where claim payments have been made and where ultimate losses, net of recoveries, are expected, and (2) risks where claim payments are probable but none have yet been made and ultimate losses, net of recoveries, are expected. Category IV and Category V transactions are subject to intense monitoring and intervention.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.    LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

        The table below presents the gross and net par and interest outstanding and deferred premium revenue in the insured portfolio for risks classified as described above:

Par and Interest Outstanding

	September 30, 2008
	Gross Par(1)	Gross Interest(1)	Net Par(1)	Net Interest(1)	No. of risks	Weighted Avg Life	Gross Deferred Premium Revenue(2)	Net Deferred Premium Revenue(2)
	(dollars in millions)
Categories I and II	$541,847	$296,135	$422,225	$212,370	11,563	12.1	$3,011	$2,043
Category III	9,958	4,994	6,767	2,580	93	9.3	102	47
Category IV	2,296	582	2,209	559	10	4.7	0	0
Category V no claim payments	7,368	2,722	6,454	2,267	37	8.0	42	26
Category V with claim payments	5,225	897	4,085	661	18	3.8	4	2

Total	$566,694	$305,330	$441,740	$218,437	11,721	11.8	$3,159	$2,118

(1)
Includes credit derivatives.

(2)
Excludes credit derivatives.

Case Reserves

	September 30, 2008		December 31, 2007
	Gross	Net	Gross	Net
	(in thousands)
Category V no claim payments	$752,933	$687,099	$112,629	$64,430
Category V with claim payments	601,032	437,281	61,928	33,649

Total	$1,353,965	$1,124,380	$174,557	$98,079

At September 30, 2008 Category V
(in thousands)
Gross undiscounted cash outflows expected in future	$2,826,948
Less: Gross estimated recoveries (S&S) in future	1,048,996

Subtotal	1,777,952
Less: Discount taken on subtotal	423,987

Gross case reserve	1,353,965
Less: Reinsurance recoverable	229,585

Net case reserve	$1,124,380

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.    LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

        Management periodically evaluates its estimates for losses and LAE and establishes reserves that management believes are adequate to cover the present value of the ultimate net cost of claims. The Company will continue, on an ongoing basis, to monitor these reserves and may periodically adjust such reserves, upward or downward, based on the Company's actual loss experience, its mix of business and economic conditions. However, because of the uncertainty involved in developing these estimates, the ultimate liability may differ materially from current estimates.

        Management is aware that there are differences regarding the method of defining and measuring both case reserves and non-specific reserves among participants in the financial guaranty industry. Other financial guarantors may establish case reserves only after a default and use different techniques to estimate probable loss. Other financial guarantors may establish the equivalent of non-specific reserves, but refer to these reserves by various terms, such as, but not limited to, "unallocated losses," "active credit reserves" and "portfolio reserves," or may use different statistical techniques from those used by the Company to determine loss at a given point in time.

7.    VARIABLE INTEREST ENTITIES SEGMENT DEBT

        At September 30, 2008, interest rates on VIE segment debt were between 1.98% and 6.22% per annum. Payments due under the VIE segment, debt including $989.0 million of future interest accretion on zero coupon obligations for 2008 and each of the next four years ending December 31 and thereafter, are as follows:

Maturity Schedule of VIE Segment Debt

Principal Amount
(in thousands)
2008	$74,390
2009	359,172
2010	94,428
2011	16,900
2012	144,265
Thereafter	2,749,227

Total	$3,438,382

8.    OUTSTANDING EXPOSURE

        The Company's insurance policies typically guarantee the scheduled payments of principal and interest on public finance and asset-backed (including credit derivatives in the insured portfolio) obligations. The gross amount of financial guaranties in force (principal and interest) was $872.0 billion at September 30, 2008 and $857.9 billion at December 31, 2007. The net amount of financial guaranties in force was $660.2 billion at September 30, 2008 and $622.9 billion at December 31, 2007.

        The Company seeks to limit its exposure to losses from writing financial guarantees by underwriting investment-grade obligations, diversifying its portfolio and maintaining rigorous collateral requirements on asset-backed obligations, as well as through reinsurance.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

8.    OUTSTANDING EXPOSURE (Continued)

        The par outstanding of insured obligations in the public finance insured portfolio includes the following amounts by type of issue:

Summary of Public Finance Insured Portfolio(1)

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Types of Issues	September 30, 2008	December 31, 2007	September 30, 2008	December 31, 2007	September 30, 2008	December 31, 2007
	(in millions)
Domestic obligations
General obligation	$156,372	$146,883	$29,961	$32,427	$126,411	$114,456
Tax-supported	74,774	69,534	18,438	19,453	56,336	50,081
Municipal utility revenue	64,545	57,975	13,470	13,610	51,075	44,365
Health care revenue	23,900	25,843	10,483	11,796	13,417	14,047
Housing revenue	9,614	9,898	1,927	2,187	7,687	7,711
Transportation revenue	33,019	29,189	11,394	11,782	21,625	17,407
Education/University	9,607	7,178	1,668	1,710	7,939	5,468
Other domestic public finance	2,879	2,773	685	900	2,194	1,873

Subtotal	374,710	349,273	88,026	93,865	286,684	255,408
International obligations	45,767	49,224	18,026	21,925	27,741	27,299

Total public finance obligations	$420,477	$398,497	$106,052	$115,790	$314,425	$282,707

(1)
Includes related party gross and net par outstanding of $187 million as of September 30, 2008 and December 31, 2007.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

8.    OUTSTANDING EXPOSURE (Continued)

        The par outstanding of insured obligations in the asset-backed insured portfolio includes the following amounts by type of collateral:

Summary of Asset-Backed Insured Portfolio

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Types of Collateral	September 30, 2008	December 31, 2007	September 30, 2008	December 31, 2007	September 30, 2008	December 31, 2007
	(in millions)
Domestic obligations
Residential mortgages	$20,183	$22,882	$2,511	$3,108	$17,672	$19,774
Consumer receivables(2)	10,735	12,647	1,015	1,076	9,720	11,571
Pooled corporate	64,968	69,317	8,959	10,110	56,009	59,207
Financial products(1)	17,823	19,468	—	—	17,823	19,468
Other domestic asset-backed	3,710	4,000	1,768	2,024	1,942	1,976

Subtotal	117,419	128,314	14,253	16,318	103,166	111,996
International obligations	28,798	37,281	4,649	5,642	24,149	31,639

Total asset-backed obligations	$146,217	$165,595	$18,902	$21,960	$127,315	$143,635

(1)
The GICs are issued by the GIC Affiliates and are collateralized primarily by floating rate asset-backed securities, which consist of 66.5% non-agency RMBS.

(2)
Includes $183 million and $246 million in gross par outstanding and $172 million and $230 million in net par outstanding relating to related party insurance at September 30, 2008 and December 31, 2007, respectively.

9.    FEDERAL INCOME TAXES

        The total amount of unrecognized tax benefits at September 30, 2008 and December 31, 2007 was $14.5 million and $17.7 million, respectively. If recognized, the entire amount would favorably affect the effective tax rate. The Company recognizes interest and penalties related to unrecognized tax benefits as part of income taxes. For the period ended September 30, 2008, the Company did not accrue any material amount of expenses related to interest and penalties. Cumulative interest and penalties of $1.5 million have been accrued on the Company's balance sheet at both September 30, 2008 and December 31, 2007.

        The Company files consolidated income tax returns in the United States as well as separate tax returns for certain of its subsidiaries in various state, local and foreign jurisdictions, including the United Kingdom, Japan and Australia. With limited exceptions, the Company is no longer subject to income tax examinations for its 2004 and prior tax years for U.S. federal, state, local, or non-U.S. jurisdictions.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

9.    FEDERAL INCOME TAXES (Continued)

        Within the next 12 months, it is reasonably possible that unrecognized tax benefits for tax positions taken on previously filed tax returns will become recognized as a result of the expiration of the statute of limitations for the 2005 tax year, which, absent any extension, will close in September 2009.

        In the third quarter of 2008, the Company recognized a tax benefit of $3.7 million, which includes the benefit of $0.6 million of interest from the expiration of the statute of limitations for the 2004 tax year.

        The 2008 and 2007 effective tax rates differ from the statutory rate of 35% as follows:

	Nine Months Ended September 30,
	2008	2007
Tax provision (benefit) at statutory rate	(35.0)%	(35.0)%
Tax-exempt investments	(11.5)	(167.2)
Minority interest	(85.2)	77.4
Fair-value adjustment for committed preferred trust put options	(7.1)	—
Tax contingency	(0.8)	(13.6)
Other	0.2	2.6

Total tax provision (benefit)	(139.4)%	(135.8)%

        The current-year effective tax rate reflects significant mark to market income in FSA Global Funding debt that was not tax-effected. The prior-year effective tax rate reflects the lower ratio of tax-exempt interest income to year-to-date pre-tax loss due to the significant negative fair value adjustments. The additional losses from the insured RMBS-related transactions led to a distorted budgeted effective tax rate. The Company, therefore, believes it is unable to make a reliable estimate using the effective rate method and has used the actual tax calculated for the period ended September 30, 2008.

Tax Provision (Benefit)

	Nine Months Ended September 30,
	2008	2007
	(in thousands)
Current Tax provision (benefit)	$(134,026)	$63,048
Deferred tax provision (benefit)	(398,570)	(95,426)

Total tax provision (benefit)	$(532,596)	$(32,378)

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

10.    NOTES PAYABLE TO AFFILIATE

        The Company had $179.7 million of notes payable to GIC Affiliates at September 30, 2008 and $210.1 million at December 31, 2007. For the nine months ended September 30, 2008 and 2007, the Company recorded $9.4 million and $12.0 million, respectively, of interest expense on the notes payable.

        Principal payments due under these notes for each of the remainder of 2008 and next four years ending December 31 and thereafter are as follows:

Maturity Schedule of Notes Payable

Principal Amount
(in thousands)
2008	$10,367
2009	8,843
2010	6,718
2011	20,450
2012	23,541
Thereafter	109,793

Total	$179,712

11.    CREDIT DERIVATIVES IN THE INSURED PORTFOLIO

        Management views credit derivatives contracts as part of its financial guarantee business, under which the Company intends to hold its written and purchased positions for the entire term of the related contracts. The Company's credit derivative portfolio is comprised of (a) CDS contracts that are accounted for at fair value since they do not qualify for the financial guarantee scope exception under SFAS 133 and (b) financial guarantees of other derivative contracts that are required to be marked to market, primarily insured interest rate swaps entered into in connection with the issuance of certain public finance obligations and insured NIM securitizations issued in connection with certain RMBS financings.

        In consultation with the Securities and Exchange Commission (the "SEC"), members of the financial guaranty industry have collaborated to develop a presentation of credit derivatives issued by financial guaranty insurers that is more consistent with that of non-insurers. The tables below illustrate the current required presentation with prior-period balances reclassified to conform to the current presentation. The reclassifications do not affect net income or equity, although they do affect various revenue, asset and liability line items. Changes in fair value are recorded in "Net change in fair value of credit derivatives" in the consolidated statements of operations and comprehensive income. The "realized gains (losses) and other settlements" component of this income statement line includes primarily premiums received and receivable on written CDS contracts and premiums paid and payable on purchased contracts. If a credit event occurred that required a payment under the contract terms, this line item would also include losses paid and payable to CDS contract counterparties due to the credit event and losses recovered and recoverable on purchased contracts.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

11.    CREDIT DERIVATIVES IN THE INSURED PORTFOLIO (Continued)

        The components of net change in fair value of credit derivatives are shown in the table below:

Summary of Net Change in Fair Value of Credit Derivatives

	Nine Months Ended September 30,
	2008	2007
	(in thousands)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements(1)	$98,764	$72,400
Net unrealized gains (losses):
CDS:
Pooled corporate CDS:
Investment grade	19,079	(65,348)
High yield	(133,858)	(66,860)

Total pooled corporate CDS	(114,779)	(132,208)
Funded CLOs and CDOs	(263,915)	(196,092)
Other structured obligations	(71,589)	(19,910)

Total CDS	(450,283)	(348,210)
IR swaps and FG contracts with embedded derivatives	(17,622)	(4,301)

Subtotal	(467,905)	(352,511)

Net change in fair value of credit derivatives	$(369,141)	$(280,111)

    (1)
    Includes amounts that in prior periods were classified as premiums earned.

        The fair value of credit derivatives are reported in the balance sheet as "other assets" or "other liabilities and minority interest" based on the net gain or loss position with each counterparty. The unrealized component includes the market appreciation or depreciation of the derivative contracts, as discussed in Note 3.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

11.    CREDIT DERIVATIVES IN THE INSURED PORTFOLIO (Continued)

Unrealized Gains (Losses) of Credit Derivative Portfolio(1)

	At September 30, 2008	At December 31, 2007
	(in thousands)
Pooled corporate CDS:
Investment grade	$(71,414)	$(116,482)
High yield(2)	(266,116)	(151,228)

Total pooled corporate CDS	(337,530)	(267,710)
Funded CLOs and CDOs	(519,146)	(269,204)
Other structured obligations(2)	(99,098)	(34,883)

Total CDS	(955,774)	(571,797)
IR swaps and FG contracts with embedded derivatives(2)	(23,692)	(6,485)

Total credit derivatives	$(979,466)	$(578,282)

    (1)
    Upon the adoption of SFAS 157, $40.9 million pre-tax, or $26.6 million after tax, was recorded as an adjustment to beginning retained earnings related to credit derivatives.

    (2)
    Two insured CDS and three NIM securitizations had credit impairment totaling $115.5 million in 2008.

        Prior to the adoption of SFAS 157 on January 1, 2008 (the "Adoption Date"), the Company followed EITF 02-03. Under EITF 02-03, the Company was prohibited from recognizing a profit at the inception of its CDS contracts (referred to as "day one" gains) because the fair value of those derivatives is based on a valuation technique that incorporated unobservable inputs. Accordingly, the Company deferred approximately $40.9 million pre-tax of day one gains related to the fair value of CDS contracts purchased that were not permitted to be recognized under EITF 02-03. As SFAS 157 nullified the guidance in EITF 02-03, on the Adoption Date the Company recognized in beginning retained earnings as a transition adjustment $40.9 million of previously deferred day one gains (pre-tax). See Note 3 for further discussion of the Company's adoption of SFAS 157.

        The negative fair-value adjustments for the three and nine months ended September 30, 2008 were a result of continued widening of credit spreads in the insured CDS portfolio, offset in part by the positive income effects of the Company's own credit spread widening. Despite the structural protections associated with CDS contracts written by FSA, the significant widening of credit spreads on pooled corporate CDS and funded CDOs and CLOs, as with other structured credit products, resulted in a decline in the fair value of these contracts compared with December 31, 2007.

        As the fair value of a CDS contract incorporates all the remaining future payments to be received over the life of the CDS contract, the fair value of that contract will change, in part, solely from the passage of time as fees are received.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

11.    CREDIT DERIVATIVES IN THE INSURED PORTFOLIO (Continued)

        The Company's typical CDS contract is different from CDS contracts entered into by parties that are not financial guarantors because:

  •
  CDS contracts written by FSA are neither held for trading purposes (i.e., a short-term duration contract written for the purpose of generating trading gains) nor used as hedging instruments. Instead, they are written with the intent to provide protection for the stated duration of the contract, similar to the Company's intent with regard to a financial guaranty contract.

  •
  FSA is not entitled to terminate its CDS contracts and realize a profit on a position that is "in the money." A counterparty to a CDS contract written by FSA generally is not able to force FSA to terminate a CDS contract that is "out of the money."

  •
  The liquidity risk present in most CDS contracts sold outside the financial guaranty industry, i.e. the risk that the CDS writer would be required to make cash payments, is not present in a CDS contract written by a financial guarantor. Terms of the CDS contracts are designed to replicate the payment provisions of financial guaranty contracts in that (a) losses, if any, are generally paid over time, and (b) the financial guarantor is not required to post collateral to secure its obligation under the CDS contract.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

11.    CREDIT DERIVATIVES IN THE INSURED PORTFOLIO (Continued)

        CDS contracts in the asset-backed portfolio represent 58.2% of total asset-backed par outstanding. The tables below summarize the credit rating, net par outstanding and remaining weighted average lives for the primary components of the Company's CDS portfolio. Net par outstanding in the table below is also included in the tables in Note 8.

Selected Information for CDS Portfolio

	At September 30, 2008
	Credit Ratings
								Remaining Weighted Average Life
	Triple-A*(1)	Triple-A		Double-A	Other Investment Grades(2)	Below Investment Grade(3)	Net Par Outstanding
							(in millions)	(in years)
Pooled Corporate CDS:
Investment grade	99%	1%		—%	—%	—%	$17,826	4.3
High yield	86	9		—	—	5	15,188	2.7
Funded CDOs and CLOs	28	65	(4)	6	1	—	32,517	2.8
Other structured obligations(5)	52	17	(4)	12	17	2	8,517	2.9

Total	60	33		4	2	1	$74,048	3.1

	At December 31, 2007
	Credit Ratings
								Remaining Weighted Average Life
	Triple-A*(1)	Triple-A		Double-A	Other Investment Grades(2)	Below Investment Grade	Net Par Outstanding
							(in millions)	(in years)
Pooled Corporate CDS:
Investment grade	91%	1%		8%	—%	—%	$22,883	4.1
High yield	95	—		—	5	—	14,765	3.3
Funded CDOs and CLOs	28	72	(4)	—	—	—	33,000	3.4
Other structured obligations(5)	62	36	(4)	1	1	—	13,529	2.1

Total	62	34		3	1	—	$84,177	3.4

(1)
Triple-A*, also referred to as "Super Triple-A," indicates a level of first-loss protection generally exceeding 1.3 times the level required by a rating agency for a Triple-A rating.

(2)
Various investment grades below Double-A minus.

(3)
Amount includes one CDS with Double-B underlying rating and one CDS with Single-B underlying rating.

(4)
Amounts include transactions previously wrapped by other monolines.

(5)
Primarily infrastructure obligations and European mortgage-backed securities. Also includes $398.0 million and $223.9 million at September 30, 2008 and December 31, 2007, respectively, in U.S. RMBS net par outstanding. All U.S. RMBS exposures were rated Double-A or higher.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

12.    VARIABLE INTEREST ENTITIES SEGMENT DERIVATIVE INSTRUMENTS

        The Company enters into derivative contracts to manage interest rate and foreign currency exposure in its VIE segment debt and VIE Segment Investment Portfolio. All gains and losses from changes in the fair value of derivatives are recognized in the consolidated statements of operations and comprehensive income whether designated in fair-value hedging relationships or not. These derivatives generally include futures, interest rate and currency swap agreements, which are primarily utilized to convert fixed-rate debt and investments into U.S. dollar floating rate debt and investments. Hedge accounting is applied to fair-value hedges provided certain criteria are met. As a result of interest rate fluctuations, fixed-rate assets and liabilities appreciate or depreciate in market value. Gains or losses on the derivative instruments that are linked to the fixed-rate assets and liabilities being hedged are expected to substantially offset this unrealized appreciation or depreciation relating to the risk being hedged.

        The Company uses foreign currency contracts to manage the foreign exchange risk associated with certain foreign currency-denominated assets and liabilities. Gains or losses on the derivative instruments that are linked to the foreign currency denominated assets or liabilities being hedged are expected to substantially offset this variability.

        In order for a derivative to qualify for hedge accounting, it must be highly effective at reducing the risk associated with the exposure being hedged. In order for a derivative to be designated as a hedge, there must be documentation of the risk management objective and strategy, including identification of the hedging instrument, the hedged item and the risk exposure, and how effectiveness is to be assessed prospectively and retrospectively. To assess effectiveness, the Company uses analysis of the sensitivity of fair values to changes in the risk being hedged, as well as dollar value comparisons of the change in the fair value of the derivative to the change in the fair value of the hedged item that is attributable to the risk being hedged. The extent to which a hedging instrument has been and is expected to continue to be effective at achieving offsetting changes in fair value must be assessed and documented at least quarterly. Any ineffectiveness must be reported in current-period earnings. If it is determined that a derivative is not highly effective at hedging the designated exposure, hedge accounting is discontinued.

        An effective fair-value hedge is defined as one whose periodic change in fair value is 80% to 125% correlated with the change in fair value of the hedged item. The difference between a perfect hedge (i.e., the change in fair value of the hedge and hedged item offset one another so that there is zero effect on the consolidated statements of operations and comprehensive income, referred to as being "100% correlated") and the actual correlation within the 80% to 125% effectiveness range is the ineffective portion of the hedge. A failed hedge is one whose correlation falls outside of the 80% to 125% effectiveness range. The table below presents the net gain (loss) related to the ineffective portion of the Company's fair-value hedges.

Hedging Ineffectiveness

	Nine Months Ended September 30,
	2008	2007
	(in thousands)
Ineffective portion of fair-value hedges(1)	$(1,711)	N/A

    (1)
    Includes the changes in value of hedging instruments related to the passage of time, which have been excluded from the assessment of hedge effectiveness.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

12.    VARIABLE INTEREST ENTITIES SEGMENT DERIVATIVE INSTRUMENTS (Continued)

        The inception-to-date net unrealized gain on the outstanding derivatives held by the VIE segment of $441.6 million and $474.4 million at September 30, 2008 and December 31, 2007, respectively, was recorded in other assets.

        As of January 1, 2008, the Company adopted SFAS 159 and elected the fair value option for certain fixed-rate liabilities in the VIE segment debt portfolio, as described in Note 4. The fair value option allows the fair value adjustment on these liabilities to be recorded in earnings without hedge documentation and effectiveness testing requirements prescribed under SFAS 133. However, when the fair value option is elected, the fair value adjustment of liabilities must incorporate all components of fair value, including valuation adjustments related to the reporting entity's own credit risk. Under hedge accounting, only the component of fair value attributable to the hedged risk (i.e. interest rate risk) was recorded in earnings.

        Fixed-rate assets in the available-for-sale VIE Segment Investment Portfolio that are economically hedged with interest rate swaps have been designated in fair value hedging relationships since November 2007. Under fair value hedge accounting, the fair value adjustments related to the hedged risk are recorded in earnings and adjust the amortized cost basis of the related assets. The interest and fair value adjustments on the derivatives and the interest income and fair value adjustment on the assets attributable to the hedged interest rate risk are recorded in "Net interest income from variable interest entities segment" in the consolidated statements of operations and comprehensive income, thereby offsetting each other and reflecting economic inefficiency on the hedging relationship in earnings. The Company does not seek to apply hedge accounting to all of its economic hedges.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

13.    OTHER ASSETS AND OTHER LIABILITIES AND MINORITY INTEREST

        The detailed balances that comprise other assets and other liabilities and minority interest at September 30, 2008 and December 31, 2007 are as follows:

Other Assets

	At September 30, 2008	At December 31, 2007
	(in thousands)
Other assets:
VIE segment derivatives at fair value	$608,979	$634,458
Credit derivatives at fair value	211,943	124,282
VIE other invested assets	303,747	301,599
Tax and loss bonds	155,352	153,844
Accrued interest in VIE segment investment portfolio	20,249	14,333
Accrued interest income on general investment portfolio	69,762	63,317
Salvage and subrogation recoverable	7,600	39,669
Committed preferred trust put options at fair value	78,000	—
Federal income tax receivable	130,829	—
Other assets	278,942	125,118

Total other assets	$1,865,403	$1,456,620

Other Liabilities and Minority Interest

	At September 30, 2008	At December 31, 2007
	(in thousands)
Other liabilities and minority interest:
Credit derivatives at fair value	$1,191,409	$702,564
Equity participation plan	—	101,307
Accrued interest on VIE segment debt	79,878	69,243
Payable for securities purchased	32,160	—
Other liabilities	163,607	156,927
Minority interest	953,288	138,233

Total other liabilities and minority interest	$2,420,342	$1,168,274

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

14.    SEGMENT REPORTING

        The Company operates in two business segments: financial guaranty and variable interest entities. The financial guaranty segment is primarily in the business of providing financial guaranty insurance, which it has historically provided for both public finance and asset-backed obligations. The VIE segment includes the VIEs' operations. See Note 1 for description of business. The following tables summarize the financial information by segment on a pre-tax basis, as of and for the nine months ended September 30, 2008 and 2007.

Financial Information Summary by Segment

	Nine Months Ended September 30, 2008
	Financial Guaranty	Variable Interest Entities	Intersegment Eliminations	Total
	(in thousands)
Revenues:
External	$241,721	$1,034,865	$—	$1,276,586
Intersegment	1,975	—	(1,975)	—
Expenses:
External	(1,556,017)	(102,694)	—	(1,658,711)
Intersegment	—	(1,975)	1,975	—

Income (loss) before income taxes	(1,312,321)	930,196	—	(382,125)
Minority interest	—	(930,196)	—	(930,196)
GAAP income to operating earnings adjustments	250,300	—	—	250,300

Pre-tax segment operating earnings (losses)	$(1,062,021)	$—	$—	$(1,062,021)

Segment assets	$9,246,493	$2,311,703	$(4)	$11,558,192

	Nine Months Ended September 30, 2007
	Financial Guaranty	Variable Interest Entities	Intersegment Eliminations	Total
	(in thousands)
Revenues:
External	$186,703	$89,967	$—	$276,670
Intersegment	2,513	—	(2,513)	—
Expenses:
External	(160,353)	(140,165)	—	(300,518)
Intersegment	—	(2,513)	2,513	—

Income (loss) before income taxes	28,863	(52,711)	—	(23,848)
Minority interest	—	52,711	—	52,711
GAAP income to operating earnings adjustments	356,358	—	—	356,358

Pre-tax segment operating earnings (losses)	$385,221	$—	$—	$385,221

Segment assets	$7,187,242	$2,803,924	$—	$9,991,166

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

14.    SEGMENT REPORTING (Continued)

Reconciliations of Segments' Pre-Tax Operating Earnings (Losses) to Net Income (Loss)

	Nine Months Ended September 30, 2008
	Financial Guaranty	Variable Interest Entities	Intersegment Eliminations	Total
	(in thousands)
Pretax operating earnings (losses)	$(1,062,021)	$—	$—	$(1,062,021)
Operating earnings to GAAP income adjustments	(250,300)	—	—	(250,300)
Tax (provision) benefit				532,596

Net income (loss)				$(779,725)

	Nine Months Ended September 30, 2007
	Financial Guaranty	Variable Interest Entities	Intersegment Eliminations	Total
	(in thousands)
Pretax operating earnings (losses)	$385,221	$—	$—	$385,221
Operating earnings to GAAP income adjustments	(356,358)	—	—	(356,358)
Tax (provision) benefit				32,378

Net income (loss)				$61,241

        The intersegment revenues and expenses relate to premiums paid by FSA Global on FSA-insured notes.

        GAAP income to operating earnings adjustments are primarily comprised of fair-value adjustments deemed to be non-economic. Such adjustments relate to (1) non-economic fair-value adjustments for credit derivatives in the insured portfolio, (2) non-economic fair-value adjustments for instruments with economically hedged risks and (3) fair-value adjustments attributable to the Company's own credit risk. Management believes that by making such adjustments the measure more closely reflects the underlying economic performance of segment operations.

15.    RECENTLY ISSUED ACCOUNTING STANDARDS

        In September 2008, the FASB issued Final FASB Staff Position ("FSP") FAS No. 133-1 and FIN 45-4, "Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161" ("FSP 133-1 and FIN 45-4"). FSP 133-1 and FIN 45-4 amend the disclosure requirements of SFAS 133 to require the seller of credit derivatives, including hybrid financial instruments with embedded credit derivatives, to disclose additional information regarding, among other things, the nature of the credit derivative, information regarding the facts and circumstances that may require performance or payment under the credit derivative, and the nature of any recourse provisions the seller can use for recovery of payments made under the credit derivative. FSP 133-1 and FIN 45-4 also amend the disclosure requirements in FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45") to require additional disclosure about the payment/performance

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

15.    RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

risk of a guarantee. The Company will adopt FSP 133 and FIN 45-4 for its financial statements prepared as of December 31, 2008. As FSP 133 and FIN 45-4 only requires additional disclosure concerning credit derivatives and guarantees, the adoption of FSP 133 and FIN 45-4 will not affect the Company's consolidated financial position and result of operations or cash flows.

        In May 2008 the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60" ("SFAS 163"). This statement addresses accounting standards applicable to existing and future financial guaranty insurance and reinsurance contracts issued by insurance companies under GAAP, including accounting for claims liability measurement and recognition and premium recognition and related disclosures. SFAS 163 requires the Company to recognize a claim liability when there is an expectation that a claim loss will exceed the unearned premium revenue (liability) on a policy basis based on the present value of expected net cash flows. The premium earnings methodology under SFAS 163 will be based on a constant rate methodology. SFAS 163 does not apply to financial guarantee insurance contracts accounted for as derivatives within the scope of SFAS 133. SFAS 163 also requires the Company to provide expanded disclosures relating to factors affecting the recognition and measurement of financial guaranty contracts. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for the presentation and disclosure requirements related to claim liabilities which are effective for financial statements prepared as of September 30, 2008. The cumulative effect of initially applying SFAS 163 is required to be recognized as an adjustment to the opening balance of retained earnings. The Company is currently assessing the impact of SFAS 163 on the Company's consolidated financial position and results of operations.

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS 133" ("SFAS 161"). This statement amends and expands the disclosure requirements for derivative instruments and hedging activities by requiring companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This statement is effective for fiscal years and interim periods beginning after November 15, 2008. Since SFAS 161 requires only additional disclosures concerning derivatives and hedging activities, adoption of SFAS 161 will not affect the Company's consolidated financial position and results of operations or cash flows.

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("SFAS 160"). SFAS 160 will change the accounting for minority interests, which will be recharacterized as noncontrolling interests and classified by the parent company as a component of equity. This statement is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. Upon adoption, SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests and prospective adoption for all other requirements. The Company is currently assessing the impact of SFAS 160 on the Company's consolidated financial position and results of operations.

16.    COMMITMENTS AND CONTINGENCIES

        In the ordinary course of business, the Company is party to litigation.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

16.    COMMITMENTS AND CONTINGENCIES (Continued)

        On November 15, 2006, the Parent received a subpoena from the Antitrust Division of the U.S. Department of Justice issued in connection with an ongoing criminal investigation of bid rigging of awards of municipal GICs. On November 16, 2006, the Company received a subpoena from the SEC related to an ongoing industry-wide investigation concerning the bidding of municipal GICs. The subpoenas requested that the Parent and the Company furnish to the DOJ and SEC records and other information with respect to the Parent's municipal GIC business.

        On February 4, 2008, the Parent received a "Wells Notice" from the staff of the Philadelphia Regional Office of the SEC relating to the SEC's investigation concerning the bidding of municipal GICs. The Wells Notice indicates that the SEC staff is considering recommending that the SEC authorize the staff to bring a civil injunctive action and/or institute administrative proceedings against the Parent, alleging violations of Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder and Section 17(a) of the Securities Act of 1933, as amended.

        As previously disclosed, between March and July 2008 seven putative class action lawsuits were filed in federal court alleging antitrust violations in the municipal derivatives industry; an eighth was filed later in July, 2008. Five of these cases name both the Parent and the Company:

  (a)
  Hinds County, Mississippi v. Wachovia Bank, N.A. (filed on or about March 13, 2008 in the U.S. District Court for the Southern District of New York ("S.D.N.Y."), Case No. 1:08-cv-2516);

  (b)
  Fairfax County, Virginia v. Wachovia Bank, N.A. (filed on or about March 12, 2008 in the U.S. District Court for the District of Columbia, Case No. 1:08-cv-432; transferred to the S.D.N.Y. as Case No. 1:08-cv-5492);

  (c)
  Central Bucks School District, Pennsylvania v. Wachovia Bank N.A. (filed on or about June 4, 2008 in the U.S. District Court for the District of Columbia, Case No. 1:08-cv-956, transferred to the S.D.N.Y. as Case No. 1:08-cv-6342);

  (d)
  Mayor & City Counsel of Baltimore, Maryland v. Wachovia Bank N.A. (filed on or about July 3, 2008 in the S.D.N.Y., Case No. 1:08-cv-6142); and

  (e)
  Washington County, Tennessee v. Wachovia Bank N.A. (filed on or about July 14, 2008 in the S.D.N.Y., Case No. 1:08-cv-6304).

        Three of the cases name the Parent only: (a) City of Oakland, California, v. AIG Financial Products Corp. (filed on or about April 23, 2008 in the U.S. District Court for the Northern District of California ("N.D. Cal."), Case No. 3:08-cv-2116, transferred to the S.D.N.Y. as Case No. 1:08-cv-6340); (b) County of Alameda, California v. AIG Financial Products Corp. (filed on or about July 8, 2008 in the N.D. Cal., Case No. 3:08-cv-3278, transferred to the S.D.N.Y. as Case No. 1:08-cv-7034); and (c) City of Fresno, California v. AIG Financial Products Corp. (filed on or about July 17, 2008 in the U.S. District Court for the Eastern District of California, Case No. 1.08-cv-1045, transferred to the S.D.N.Y. as Case No. 1:08-cv-7355).

        These cases have been coordinated and consolidated for pretrial proceedings in the S.D.N.Y. as MDL 1950, In re Municipal Derivatives Antitrust Litigation, Case No. 1:08-cv-2516 ("MDL 1950"). Interim lead counsel for the MDL 1950 plaintiffs filed a Consolidated Class Action Complaint ("Consolidated Complaint") in August 2008 alleging violations of the federal antitrust laws. Defendants filed motions to dismiss the Consolidated Complaint. Plaintiffs Oakland, Alameda, and Fresno also allege violations under California law, and the MDL 1950 court has determined that it will handle

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

16.    COMMITMENTS AND CONTINGENCIES (Continued)

federal claims alleged in the Consolidated Complaint before addressing state claims. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys' fees and other costs. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

        The Parent and the Company also are named in five non-class actions originally filed in the California Superior Courts alleging violations of California law related to the municipal derivatives industry:

  (a)
  City of Los Angeles v. Bank of America, N.A. (filed on or about July 23, 2008 in the Superior Court of the State of California in and for the County of Los Angeles, Case No. BC 394944, removed to the U.S. District Court for the Central District of California ("C.D. Cal.") as Case No. 2:08-cv-5574);

  (b)
  City of Stockton v. Bank of America, N.A. (filed on or about July 23, 2008 in the Superior Court of the State of California in and for the County of San Francisco, Case No. CGC-08-477851, removed to the N.D. Cal. as Case No. 3:08-cv-4060);

  (c)
  County of San Diego v. Bank of America, N.A. (filed on or about August 28, 2008 in the Superior Court of the State of California in and for the County of Los Angeles, Case No. SC 99566, removed to C.D. Cal. as Case No. 2:08-cv-6283);

  (d)
  County of San Mateo v. Bank of America, N.A. (filed on or about October 7, 2008 in the Superior Court of the State of California in and for the County of San Francisco, Case No.CGC-08-480664, removed to N.D. Cal. as Case No. 3:08-cv-4751); and

  (e)
  County of Contra Costa v. Bank of America, N.A. (filed on or about October 8, 2008 in the Superior Court of the State of California in and for the County of San Francisco, Case No. CGC-08-480733 , removed to N.D. Cal. as Case No. 4:08-cv-4752).

        These five cases have been removed to federal court, and plaintiffs have filed motions to remand all five actions to the state courts in which the cases were filed. The first hearing on a motion to remand has occurred, but the court has not yet issued a ruling. Defendants have noticed each of the removed cases as a tag-along action to MDL 1950, and the parties have completed briefing plaintiffs' opposition to the Judicial Panel on Multidistrict Litigation's ("JPML") conditional transfer of the Los Angeles and Stockton actions to MDL 1950 in the S.D.N.Y. These conditional transfer motions and plaintiffs' oppositions to them are scheduled to be addressed at a JPML hearing session in November. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys' fees, costs and other expenses. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

        In August 2008 a number of financial institutions and other parties, including the Company, were named as defendants in two civil actions brought in the circuit court of Jefferson County, Alabama relating to the County's problems meeting its debt obligations on its $3.2 billion sewer debt: (i) Charles E. Wilson vs. JPMorgan Chase & Co et al (filed on or about August 8, 2008 in the Circuit Court of Jefferson County, Alabama), Case No. 01-CV-2008-901907.00, a putative class action; and State of Alabama, ex. rel. Fowler, et al vs. Blount, Parrish & Roton, et al (filed on or about August 28, 2008 in the Circuit Court of Jefferson County, Alabama), Case No. 01-CV-2008-002780.00. The actions were brought on behalf of rate payers, tax payers and citizens residing in Jefferson County, as well as, in the

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

16.    COMMITMENTS AND CONTINGENCIES (Continued)

Fowler action, Citizens for Sewer Accountability, Inc., a not for profit corporation. The first action alleges conspiracy and fraud, and the second alleges corruption and bribery, both in connection with the issuance of the County's debt. The complaints in these lawsuits seek unspecified monetary damages, interest, attorneys' fees and other costs, as well as, in the Fowler matter, a revocation of FSA's charter. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

        The Parent has also received various regulatory inquiries and requests for information. These include subpoenas duces tecum and interrogatories from the State of Connecticut Attorney General related to antitrust concerns associated with the municipal rating scales employed by Moody's and a proposal by Moody's to assign corporate equivalent ratings to municipal obligations.

17.    EXPOSURE TO MONOLINES

        The tables below summarize the exposure to each financial guaranty monoline insurer by exposure category and the underlying ratings of the Company's insured risks.

Summary of Exposure to Monolines

	At September 30, 2008
	Insured Portfolios
	FSA Insured Par Outstanding(1)	Ceded Par Outstanding	General Investment Portfolio(2)
	(in millions)		(in thousands)
Assured Guaranty Re Ltd.	$997	$33,715	$84,233
Radian Asset Assurance Inc.	97	25,189	1,941
RAM Reinsurance Co. Ltd.	—	12,160	—
Syncora Guarantee Inc.	1,444	4,797	33,713
CIFG Assurance North America Inc.	199	1,977	25,882
Ambac Assurance Corporation	5,055	1,218	621,579
ACA Financial Guaranty Corporation	20	949	—
Financial Guaranty Insurance Company	5,513	282	385,993
MBIA Insurance Corporation(3)	4,198	—	582,704

Total	$17,523	$80,287	$1,736,045

(1)
Represents transactions with second-to-pay FSA insurance that were previously insured by other monolines. Based on net par outstanding. Includes credit derivatives in the insured portfolio.

(2)
Based on amortized cost, which includes write-down of securities that were deemed to be OTTI.

(3)
In addition to amounts shown on the table, the VIE Investment Portfolio includes a bond insured by MBIA Insurance Corporation that has an amortized cost of $12.6 million.

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.    EXPOSURE TO MONOLINES (Continued)

Exposures to Monolines and Ratings of Underlying Risks

	At September 30, 2008
	Insured Portfolios(1)
	FSA Insured Par Outstanding(2)	Ceded Par Outstanding	General Investment Portfolio(3)
	(in millions)		(in thousands)
Assured Guaranty Re Ltd.
Exposure(4)	$997	$33,715	$84,233
Triple-A	—%	6%	2%
Double-A	10	40	—
Single-A	27	36	81
Triple-B	22	16	17
Below Investment Grade	41	2	—
Radian Asset Assurance Inc.
Exposure(4)	$97	$25,189	$1,941
Triple-A	4%	8%	—%
Double-A	—	42	100
Single-A	14	39	—
Triple-B	57	10	—
Below Investment Grade	25	1	—
RAM Reinsurance Co. Ltd.
Exposure(4)	$—	$12,160	$—
Triple-A	—%	14%	—%
Double-A	—	41	—
Single-A	—	32	—
Triple-B	—	11	—
Below Investment Grade	—	2	—
Syncora Guarantee Inc.
Exposure(4)	$1,444	$4,797	$33,713
Triple-A	29%	—%	—%
Double-A	—	12	17
Single-A	24	37	80
Triple-B	24	51	—
Below Investment Grade	23	—	—
Not Rated	—	—	3

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.    EXPOSURE TO MONOLINES (Continued)

	At September 30, 2008
	Insured Portfolios(1)
	FSA Insured Par Outstanding(2)	Ceded Par Outstanding	General Investment Portfolio(3)
	(in millions)		(in thousands)
CIFG Assurance North America Inc.
Exposure(4)	$199	$1,977	$25,882
Triple-A	—%	2%	—%
Double-A	2	27	—
Single-A	9	36	100
Triple-B	89	31	—
Below Investment Grade	—	4	—
Ambac Assurance Corporation
Exposure(4)	$5,055	$1,218	$621,579
Triple-A	6%	%	—%
Double-A	41	8	41
Single-A	33	37	54
Triple-B	13	55	4
Below Investment Grade	7	0	1
ACA Financial Guaranty Corporation
Exposure(4)	$20	$949	$—
Triple-A	—%	—%	—%
Double-A	65	73	—
Single-A	—	26	—
Triple-B	10	1	—
Below Investment Grade	25	—	—
Financial Guaranty Insurance Company
Exposure(4)	$5,513	$282	$385,993
Triple-A	—%	—%	—%
Double-A	32	—	32
Single-A	57	100	65
Triple-B	9	—	3
Below Investment Grade	2	—	—

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.    EXPOSURE TO MONOLINES (Continued)

	At September 30, 2008
	Insured Portfolios(1)
	FSA Insured Par Outstanding(2)	Ceded Par Outstanding	General Investment Portfolio(3)
	(in millions)		(in thousands)
MBIA Insurance Corporation
Exposure(4)	$4,198	$—	$582,704
Triple-A	—%	—%	—%
Double-A	53	—	45
Single-A	13	—	48
Triple-B	34	—	5
Below Investment Grade	—	—	2

(1)
Ratings are based on internal ratings.

(2)
Represents transactions with second-to-pay FSA insurance that were previously insured by other monolines.

(3)
Ratings are based on the lower of S&P or Moody's.

(4)
Represent par balances for the insured portfolios and amortized cost for the investment portfolios.

        In July 2008, the Company agreed to re-assume all reinsurance ceded to SGR, which consisted of $8.4 billion in outstanding par, in exchange for the June 30, 2008 statutory-basis ceded unearned premium, net of its applicable ceding commission, any case basis reserves established at that date and a $35.0 million commutation premium. The Company agreed to cede a portion of this business, approximately $6.4 billion of outstanding par with no outstanding case basis reserves, to Syncora Guarantee Inc. ("SGI"), an affiliate of SGR, as of the re-assumption date. Ceded net unearned premiums and future ceded case reserves are secured by collateral then held in a trust. Since SGI was an affiliate of SGR, The Company did not consider the portion of the business bought back from SGR and subsequently ceded to SGI as commuted and as a result did not record any commutation gain on that portion of the business. The Company recorded a commutation gain of $10.0 million on the business it retained, which was recorded in other income in the statement of operations and comprehensive income. In the third quarter 2008, $14.3 million of earned premium related to this commutation.

        In September 2008, the Company agreed to re-assume a portion of the business it ceded to SGI in July for the statutory basis ceded unearned premium, net of its applicable ceding commissions. This resulted in a commutation gain of $10 million, which was recorded in other income in the statement of operations and comprehensive income. In the third quarter of 2008, $1.5 million of earned premium related to this commutation.

        Due to a liquidation order against Bluepoint RE, Limited ("Bluepoint"), the Company is treating all reinsurance ceded to Bluepoint as cancelled as of the date of its liquidation order. The ceded statutory basis unearned premium and case basis reserves with Bluepoint were secured by collateral in a trust and as a result the Company was able to take credit for such balances. Subsequent to

FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.    EXPOSURE TO MONOLINES (Continued)

September 30, 2008, the Company drew down on a portion of the collateral equal to the net statutory basis unearned premium and case basis reserves. In the third quarter 2008, $9.4 million of earned premium related to this commutation.

        In September of 2008, the Company commuted substantially all its ceded and assumed business with Financial Guaranty Insurance Company ("FGIC"). In the third quarter 2008, $1.2 million of earned premium related to this commutation.

18.    OTHER INCOME

        The following table shows the components of other income. In 2008, other income included $20.0 million related to commutation gains (See Note 16).

	Nine Months Ended September 30,
	2008	2007
	(in thousands)
Realized foreign exchange gain (loss)	$1,835	$8,789
Commutation gain	20,000	—
Net realized gains (losses) from assets acquired in refinancing transactions	(4,383)	1,439
Other	4,437	3,993

Subtotal	$21,889	$14,221

19.    SUBSEQUENT EVENTS

        On November 14, 2008, Dexia announced that Dexia and Assured Guaranty Ltd. ("Assured Guaranty") have entered into a purchase agreement for Assured Guaranty to acquire all of Dexia's shares of the Company, subject to the completion of specified closing conditions, including receipt of regulatory and Assured Guaranty shareholder approvals and confirmation from S&P, Moody's and Fitch Guaranty that the acquisition of the Company would not have a negative impact on the financial strength ratings of Assured insurance companies or the Company's insurance subsidiaries. Management is evaluating the potential effect on the consolidated financial statements for the fourth quarter of 2008.

QuickLinks

  Exhibit 99.1
INDEX
FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (unaudited) (in thousands, except share data)
FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited) (in thousands)
FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)